UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VALCOM, INC.

             (Exact name of registrant as specified in its charter)


          Delaware                         7819                  58-1700840
-----------------------------  ----------------------------  -------------------
  State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization Classification Code Number) Identification No.)


                28309 Avenue Crocker, Valencia, California 91355
                                 (661) 257-8000
   (Address and telephone number of registrant's principal executive offices)

                              Vince Vellardita, CEO
                28309 Avenue Crocker, Valencia, California 91355

                                 (661) 257-8000
            (Name, address and telephone number of agent for service)

                           Copy of communications to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                             Telephone: 212-930-9700
                             Facsimile: 212-930-9725

  Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                             CALCULATION  OF  REGISTRATION  FEE

----------------------  --------------  ----------------  ------------------  -----------
Title of each class                     Proposed maximum   Proposed maximum
of securities to be     Amount to be     offering price   aggregate offering   Amount of
registered(1)            registered        per share      price registration    fee(2)
----------------------  --------------  ----------------  ------------------  -----------
Common  stock            13,574,661(3)             $0.25       $3,393,665.25     $429.98
----------------------  --------------  ----------------  ------------------  -----------
Common  stock             1,500,000(4)             $0.25         $375,000.00      $47.53
----------------------  --------------  ----------------  ------------------  -----------
Common  stock               125,000                $0.25          $31,250.00       $3.96
----------------------  --------------  ----------------  ------------------  -----------
Total Registration Fee                                                           $481.47*
----------------------  --------------  ----------------  ------------------  -----------

* Previously paid.


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible notes. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on November 1, 2004, as reported on the OTC Bulletin Board.

(3) Represents common stock that may be issued upon the conversion the 8% Callable Secured Convertible Notes, maturing August 17, 2006.

(4) Represents common stock that may be issued upon the exercise of common share purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                              Subject to Completion
                                November 22, 2004

                                  VALCOM, INC.

                        15,199,661 SHARES OF COMMON STOCK
                        ---------------------------------

This prospectus relates to the resale by certain selling stockholders of up to 15,199,661 shares of common stock of ValCom, Inc. issuable to the selling stockholders:

- up to 13,574,661 shares of common stock issuable to certain selling stockholders upon the conversion of principal and interest, or in payment of interest, under 8% Callable Secured Convertible Notes; and

- up to 1,500,000 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants.

-  up  to  125,000  shares  of  common  stock.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol "VACM". On November 1, 2004 the closing bid price for one share of our common stock was $0.25. We do not have any securities that are currently traded on any other exchange or quotation system.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The  date  of  this  prospectus  is  November 22,2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS


                                                                    PAGE NUMBER
PROSPECTUS  SUMMARY                                                      5

RISK  FACTORS                                                            7

FORWARD-LOOKING  STATEMENTS                                              9

SECURITIES  AND  EXCHANGE  COMMISSION'S  PUBLIC  REFERENCE               9

THE  OFFERING                                                            9

USE  OF  PROCEEDS                                                        9

SELLING  SHAREHOLDERS                                                   10

SECURITY PURCHASE AGREEMENT                                             11

COVENANTS DISCOUNTED  8%  CALLABLE  SECURED  CONVERTIBLE  NOT           12

WARRANTS                                                                12

LEGAL  PROCEEDINGS                                                      14

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS      14

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT   16

DESCRIPTION  OF  COMMON  STOCK                                          17

LEGAL  MATTERS                                                          17

CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS
ON  ACCOUNTING AND FINANCIAL DISCLOSURE                                 17

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                              18

EXPERTS                                                                 18

DISCLOSURE  OF  SEC  POSITION  OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                              18

DESCRIPTION  OF  BUSINESS                                               19

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS                                 21

RESULTS  OF  OPERATIONS                                                 22

LIQUIDITY  AND  CAPITAL  RESOURCES                                      24

APPLICATION  OF  CRITICAL  ACCOUNTING  POLICIES                         24

DESCRIPTION  OF  PROPERTY                                               25

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                      25

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS         25

DIVIDEND  POLICY                                                        26

EXECUTIVE  COMPENSATION                                                 26

COMPENSATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS                   26

FINANCIAL  STATEMENTS                                                   29

WHERE  YOU  CAN  FIND  MORE  INFORMATION                                30


As used in this prospectus, the terms "we", "us", "our", and "ValCom" mean ValCom, Inc. and its subsidiaries, unless otherwise indicated.

                               PROSPECTUS SUMMARY

                                  OUR BUSINESS

We are a diversified entertainment company with the following operating activities:

1.  STUDIO  RENTAL.

Through our subsidiary, Valencia Entertainment International, LLC, we operated eight sound stages in Valencia, California until June 10, 2004, when six of our eight sound stages were sold off to pay the debts of Laurus Master Funds and Finance Unlimited (see the below disclosure). We currently lease the other two sound stages. Beginning June 2003, we signed a one-year lease with five one-year options for our sound stages, with an option to purchase the sound stages as well. In addition, we acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.

As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

2.  FILM,  TV,  &  ANIMATION  PRODUCTION.

In addition to producing our own television and motion picture programming, we have an exclusive three-year term facilities agreement in place for productions in Los Angeles County with Woody Fraser of Woody Fraser Productions A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue.

3.  BROADCAST  TELEVISION.

We own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.
OTHER  INFORMATION

Since inception through June 30, 2004, we have incurred aggregate losses of $16,518,976. Our loss from operations for the nine month period ended June, 30 2004 was $5,962,626; our loss from operations for the fiscal years ended September 30, 2003 and September 30, 2002 were, respectively, $2,430,159 and $4,827,818.


In their report dated February 5, 2004, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended September 31, 2003 and 2002. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan.

Our principal executive offices are located at 28309 Avenue Crocker, Valencia, CA 91355. We were incorporated under the laws of the state of Delaware. Our telephone number is (661) 257-8000.


                         NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 15,074,661 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal and interest, or in payment of interest, under 8% Callable Secured Convertible Notes, and up to 1,500,000 shares of common stock which may be issued to the selling stockholders upon the exercise of outstanding common share purchase warrants issued in connection with private placement of the 8% Callable Secured Convertible Notes. In addition, up to 125,000 shares of common stock may be sold pursuant to this prospectus. The selling stockholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

                          NUMBER OF SHARES OUTSTANDING

There were 26,611,928 shares of our common stock issued and outstanding as at August 26, 2004.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

                            SUMMARY OF FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended September 30, 2003 and September 30, 2002, and our unaudited consolidated financial statements for the nine-month period ended June 30, 2004, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 27 of this prospectus


--------------------  ------------------------    -------------------------
                          For  the  9-month          For  the  9-month
                           period  ended             period  ended
                           June  30,  2004            June  30,  2003
                            (unaudited)                 (unaudited)
--------------------  ------------------------    -------------------------
Revenue                    $1,714,032                     $1,945,427
--------------------  ------------------------    -------------------------
Net Loss for
the Period                $(5,962,626)                   $(1,823,955)
--------------------  ------------------------    -------------------------
Loss Per Share  -
basic  and  diluted            $(0.29)                        $(0.15)
--------------------  ------------------------    -------------------------



                                As  at                       As  at
                            June  30,  2004               June  30,  2003
                             (unaudited)                   (unaudited)
--------------------  ------------------------    -------------------------
Working Capital
 (Deficiency)                $(4,170,496)                 $(8,602,508)
-------------------   -----------------------     -------------------------
Total  Assets                 $4,113,030                  $12,313,994
-------------------   -----------------------     -------------------------
Total Share Capital
 (including  APIC)           $16,026,994                  $13,239,432
-------------------   -----------------------     -------------------------
Deficit                     $(16,518,976)                 $(9,950,145)
-------------------   -----------------------     -------------------------
Total Stockholders'
 Equity                        $(141,982)                  $2,990,574
-------------------   -----------------------     -------------------------




-------------------   -----------------------     -------------------------
                       For  the  year  ended         For  the  year  ended
                        September  30,  2003          September  30,  2002
-------------------  ------------------------     -------------------------
Revenue                      $2,281,879                   $12,211,329
-------------------  ------------------------     -------------------------
Net Loss for
the Period                  $(2,430,159)                  $(4,827,818)
-------------------  ------------------------     -------------------------
Loss Per Share -
 basic and diluted               $(0.19)                       $(0.48)
-------------------  ------------------------     -------------------------




-------------------  ------------------------     -------------------------
                             As  at                           As  at
                      September  30,  2003            September  30,  2002
-------------------  ------------------------     -------------------------
Working Capital
 (Deficiency)              $(8,962,906)                     $(594,990)
-------------------  ------------------------     -------------------------
Total  Assets              $12,463,938                    $13,539,317
-------------------  ------------------------     -------------------------
Total Share Capital        $13,257,911                    $13,040,691
-------------------  ------------------------     -------------------------
Deficit                   $(10,556,350)                   $(8,126,190)
-------------------  ------------------------     -------------------------
Total Stockholders'
 Equity                     $2,701,561                     $4,890,979
-------------------  ------------------------     -------------------------

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

               RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

We have issued 8% Callable Secured Convertible Notes and share purchase warrants, and our obligations under the 8% Callable Secured Convertible Notes and the warrants pose risks to the price of our common stock and our continuing operations.

We have executed an agreement for the issuance of 8% Callable Secured Convertible Notes, in the aggregate principal amount of $750,000. The 8% Callable Secured Convertible Notes provide that in certain circumstances the holder of the debentures may convert the outstanding principal and accrued interest, into shares of our common stock. The purchasers of the discounted 8% Callable Secured Convertible Notes and 8% Callable Secured Convertible Notes also hold an aggregate of 750,000 warrants.

The terms and conditions of the 8% Callable Secured Convertible Notes and the warrants pose unique and special risks to our continuing operations and the price of our common stock.

There are a large number of shares underlying our 8% Callable Secured Convertible Notes, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of August 26, 2004, we had 26,611,928 shares of common stock issued and outstanding and an obligation to reserve 13,574,661 issuable upon conversion of the Notes at current market prices. In addition, we have outstanding options and warrants to purchase 300,000 shares of common stock through June 30, 2004. In addition, the number of shares of common stock issuable upon conversion of the outstanding 8% Callable Secured Convertible Notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our 8% Callable Secured Convertible Notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our 8% Callable Secured Convertible Notes, based on market prices 25%, 50% and 75% below the market price, as of September 7, 2004 of $0.21.


                                With          Number of   Percentage of
% Below       Price Per       Discount         Shares      Outstanding
Market         Share           of 35%          Issuable    Stock
--------      ---------       --------       ----------   --------------
  25%         $0.1575         $0.1024         7,324,218      21.58%
  50%         $0.1050         $0.0683        10,980,966      29.21%
  75%         $0.0525         $0.0341        21,994,134      65.82%



As illustrated, the number of shares of common stock issuable upon conversion of our 8% Callable Secured Convertible Notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our 8% Callable Secured Convertible Notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The 8% Callable Secured Convertible Notes are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the 8% Callable Secured Convertible Notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the 8% Callable Secured Convertible Notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their 8% Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding 8% Callable Secured Convertible Notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the 8% Callable Secured Convertible Notes, if required, could result in legal action against us, which could require the sale of substantial assets.

In August 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $750,000 principal amount of 8% Callable Secured Convertible Notes. The 8% Callable Secured Convertible Notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 8% Callable Secured Convertible Notes outstanding, the investor is obligated to purchase additional 8% Callable Secured Convertible Notes in the aggregate of $500,000. In addition, any event of default as described in the 8% Callable Secured Convertible Notes could require the early repayment of the 8% Callable Secured Convertible Notes, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the 8% Callable Secured Convertible Notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the 8% Callable Secured Convertible Notes. If we are required to repay the 8% Callable Secured Convertible Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.



OUR  COMMON  STOCK  IS  SUBJECT  TO  "PENNY  STOCK"  RULES.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

                    RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Also, we have a covenant with our existing debt holders not to borrow money with out their consent unless such borrowings is on the ordinary course of business. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms, which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated February 5, 2004, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended September 31, 2003 and 2002. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have a history of operating losses and fluctuating operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through June 30, 2004, we have incurred aggregate losses of $16,518,976. Our loss from operations for the nine month period ended June, 30 2004 was $5,962,626; our loss from operations for the fiscal years ended September 30, 2003 and September 30, 2002 were, respectively, $2,430,159 and $4,827,818. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.


OUR  OFFICERS  IDENTIFIED  SEVERAL  WEAKNESSES  IN  OUR  DISCLOSURE  CONTROLS.

1.    Our   records  of  stock  and equity related transactions were not updated on a timely basis and do not reflect the current ownership of ValCom as accurately as they might.

2. We recorded a significant number of audit adjustments during the fourth quarter, which were required to properly state the account balances at September 30, 2003.

3. The minutes of the Board of Directors' and stockholders' meetings were not always complete.

4.     We  drafted  several  agreements  without  consulting  our legal counsel.

Although, we have taken steps to correct the above- referenced and strengthen our disclosure controls, we cannot be sure that we will be successful.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 8 to 11, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus by the selling stockholders named in this prospectus of:

- up to 13,574,661 shares of common stock issuable to certain selling stockholders upon the conversion or redemption of principal under discounted 8% Callable Secured Convertible Notes maturing August 17, 2006; and

- up to 1,500,000 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

                              SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

-------------------   ---------------   -------------  -------------  ----------

                                          Total
                                          Percentage
                      Total Shares of     of Common
                      Common  Stock        Stock,       Shares of     Beneficial
                      Issuable Upon       Assuming      Common Stock  Ownership
                      Conversion of        Full         Included in   Before the
        Name           Notes  and        Conversion/     Prospectus    Offering
                        Warrants         Exercise (2)       (1)
---------------------  ---------------   -------------  -------------  ---------
AJW  Qualified
Partners, LLC         3,316,425 (4)        12.46%        6,632,851    1,397,679
--------------------- ---------------- -------------   -------------- ----------
AJW Offshore, Ltd.    2,788,812 (5)        10.48%        5,577,624    1,397,679
--------------------- ---------------- -------------   -------------- ----------
AJW  Partners,  LLC  1,205,973  (6)         4.53%        2,411,946    1,397,679
---------------------  --------------- -------------   -------------- ----------
New  Millennium
Capital Partners II,
LLC                    226,120  (7)         1.00%          452,240    1,397,679
---------------------  --------------- -------------  --------------  ----------
Sichenzin  Ross
Friedman Ference LLP   125,000  (8)          *             125,000      125,000
--------------------- ----------------  ------------  --------------  ----------




                                                                    Percentage
                      Beneficial                     Beneficial     of  Common
                      Ownership     Percentage of    Ownership      Stock Owned
                      Before the    Common  Stock    After the       After
        Name          Offering      Owned  Before     Offering       Offering
                                    Offering             (3)            (3)
------------------- -------------   ------------   -------------    ----------
AJW  Qualified
Partners, LLC          1,397,679       4.99%            --              --
------------------- --------------  ------------   -------------    ----------
AJW Offshore, Ltd.     1,397,679       4.99%            --              --
------------------  --------------  ------------   -------------    ----------
AJW  Partners,  LLC    1,397,679       4.99%            --              --
------------------ ---------------  ------------   -------------    ----------
New  Millennium
Capital Partners II,
LLC                    1,397,679       4.99%            --             --
------------------ ---------------  ------------   -------------    ----------
Sichenzin  Ross
Friedman Ference LLP     125,000          *             --             --
------------------ ---------------  ------------   -------------    ----------



The numbers in column 1 "Total Shares of Common Stock Issuable Upon Conversion of Notes and Exercise of Warrants" are based off of an assumed conversion price of $0.1105 for Notes.

*Less  than  1%.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Represents common stock that potentially may be issued: (a) upon the conversion of principal under the 8% Callable Secured Convertible Notes maturing August 17, 2006; and (b) upon the exercise of common share purchase warrants issued to the named selling stockholders as a purchaser of 8% Callable Secured Convertible Notes, and exercisable until August 17, 2009 at an exercise price of $0.14 per share. Each of the 8% Callable Secured Convertible Notes and the share purchase warrants contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert the 8% Callable Secured Convertible Note, or exercise the warrant, to the extent that the conversion of the debenture, or the exercise of the warrants, as the case may be, would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. For the purposes of this table, any contractual restriction on the number of securities the selling stockholders may own at any point in time has been disregarded. Pursuant to a registration rights agreement, we have agreed to register under the Securities Act of 1933, as amended, 200% of the shares of our common stock issuable upon conversion of principal under the 8% Callable Secured Convertible Notes, and 200% of the shares of our common stock issuable upon exercise of the related warrants.

(2) A total of 26,611,928 shares of common stock were issued and outstanding as of August 26, 2004. Accordingly, the percentages shown are based on 41,686,589 total issued and outstanding shares, on the assumption that all of the 15,074,661 shares of common stock offered pursuant to this prospectus are sold.

(3)  Assumes  that  all  securities  registered  will  be  sold.

(4) Represents shares of common stock underlying an aggregate of $330,000 principal amount convertible notes and 333,000 shares underlying warrants exercisable at $0.14 per share.

(5) Represents shares of common stock underlying an aggregate of $277,500 principal amount convertible notes and 277,500 shares underlying warrants exercisable at $0.14 per share.

(6) Represents shares of common stock underlying an aggregate of $120,000 principal amount convertible notes and 120,000 shares underlying warrants exercisable at $0.14 per share.

(7) Represents shares of common stock underlying an aggregate of $22,500 principal amount convertible notes and 22,500 shares underlying warrants exercisable at $0.14 per share.

(8) Represents shares of common stock for legal services to Sichenzia Ross Friedman Ference LLP.

OUR  SECURITIES  PURCHASE  AGREEMENT

On August 17, 2004, we entered into a Securities Purchase Agreement with four accredited institutional investors for the issuance of an aggregate of $750,000 principal amount 8% Callable Secured Convertible Notes. We received the first tranche in the gross amount of $250,000 and are to receive the balance in two additional tranches, the first in the gross amount of $250,000 within five days of filing this registration statement and the final tranche in the gross amount of $250,000 within 5 days of the effective date of this registration statement. The 8% Convertible Notes are due two years from the date of issuance. The 8% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $0.20 and
(ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the 8% Convertible Notes, the holders received warrants to purchase shares of our common stock.

Theses securities purchase agreements contain covenants and representations and warranties of the investors and us that are customary in transactions of this type. In particular, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. We have also agreed to provide the investors with a monthly list to ensure we are in compliance with such reserve amount requirement. Furthermore, we have agreed not to negotiate or contract, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminable number of shares of common stock or the issuance of warrants. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

The representations and warranties and covenants set forth in Sections 3, 4, 5 and 8 of the Securities Purchase Agreement will survive all of the closings for a period of two (2) years from the date that the last investment is completed. In addition, the representations, warranties and covenants are assignable to subsequent purchasers of the convertible notes and warrants from the original buyers.

The secured convertible notes bear interest at 8% per annum and mature on two years from the date of issuance. The 8% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 8% notes and its affiliates own more than 4.99% of our outstanding common stock. However, this ownership restriction may be waived by the holder upon 61 days notice. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 8% notes, is the lesser of

o Thirty-five percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o  a  fixed  conversion  price  of  $0.20.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the notes within two business days following the receipt of the investors' notice of conversion.

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the debenture to be converted by the conversion price. For example, assuming conversion of $750,000 of Convertible Notes on August 26, 2004, a conversion price of $0.1105 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$750,000/  $0.20  =  6,787,330  shares

The conversion price of the notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The notes are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables.

OUR  COVENANTS  WITH  THE  8%  CALLABLE  SECURED  CONVERTIBLE  NOTE  HOLDERS

We may not, without the prior written consent of our 8% Note Holders, do any of the following:

o pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

o redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

o incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the 10% notes;

o sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

o lend money, give credit or make advances to any person or entity except in the ordinary course of our business (to a maximum of $50,000); and

DESCRIPTION  OF  WARRANTS

The warrants purchased by the investors pursuant to the August 17, 2004 securities purchase agreement entitle the investors to purchase 750,000 shares of our common stock at an exercise price equal to $0.14 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

PLAN  OF  DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o  privately-negotiated  transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o  through  the  writing  of  options  on  the  shares;

o  a  combination  of  any  such  methods  of  sale;  and

o  any  other  method  permitted  pursuant  to  applicable  law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                LEGAL PROCEEDINGS

Except for the below-referenced, we know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation.

CHAPTER  11

On April 7, 2003, the Company filed on an emergency basis a voluntary Chapter 11 bankruptcy petition.

The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the Property, and VEI objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the Property, Laurus would not be entitled to any deficiency claim against either VEI or ValCom, or any other assets other than the Property itself (and the rents and leases appurtenant thereto).

On June 10, 2004, Laurus had the Property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the Property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note(which had a first lien on the said property) directly from Laurus, without a second sale.

The plan of reorganization was to refinance the Finance Unlimited loan (including interest) of $6,565,998 and the Laurus note of $2,405,093. We approached several financial institutions for possible refinancing. As we did not succeed in obtaining refinancing and as a result of the Bankruptcy Court's order and the subsequent trustee's sale of the Property, neither VEI nor ValCom are subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the Property itself (which no longer belongs to VEI). Any liability owed to the third party, which purchased the Property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against the Company.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------  ------------------------------------------------

                                                                   Date First
Name                  Position Held with the Company     Age       Elected or
                                                                   Appointed
------------------- ---------------------------------  --------  ---------------
Vince Vellardita        CEO, President and Chairman       46       October  2000
------------------- ---------------------------------  --------  ---------------
Krishnaswamy Alladi     Director                          57       January  2003
------------------- ---------------------------------  --------  ---------------
Richard Shintaku        Director                          54       August   2003
------------------- ---------------------------------  --------  ---------------
Tracey  Eland           Principal Accountant and
                        Secretary                         38        April   2004
------------------- ---------------------------------  --------  ---------------



BUSINESS  EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

VINCE  VELLARDITA:

Vince Vellardita serves the Company's President, Chief Executive Officer and Chairman of the Board since October 2000. Mr. Vellardita was instrumental in having ValCom, Inc. acquire a 162,000 square foot production facility on 7.5 acres of land in Las Vegas Nevada, which houses film and production sound stages. He was also instrumental in Valencia Entertainment International purchasing a 180,000 square foot production facility in Valencia, California that houses film and production sound stages that have been occupied for the past four years by the hit CBS series JAG and Fox's Power Rangers. Mr.
Vellardita began his career in 1977 as a music producer and promoter of live shows and is credited with bringing Duran/Duran and U2 to North America for their first US tours. He also produced a benefit tour for the 1980 Presidential campaign of John Anderson. Mr. Vellardita is a 25-year veteran production executive with a successful track record. Mr. Vellardita has been involved in over 10,000 episodes of television and 100 films. Mr. Vellardita does not currently serve as a director of any other reporting company.

KRISHNASWAMY  ALLADI:

Krishnaswamy Alladi, Director, 57 years of age, has 30 years of experience in the fields of Consulting, Finance, Corporate Planning and Factory Management. He holds a Bachelor Degree in Science, Post Graduate Diploma in Electronics Engineering from Madras University, India and MBA from Asian Institute of
Management, Philippines. He has been working as an Independent Financial Advisor to several companies in Asia since June 1999 to Current. Amongst the companies advised are Unilever, FCG Cipta ,GAH and CMA Indonesia, Aquafix, and ANTV.

RICHARD  SHINTAKU:

Mr. Shintaku joined the Board of Directors on August 5, 2003. He is currently President and CEO of Inter-Continental Associates Group, LLC and ICAG, Inc. ICAG has been a leading investment and consulting firm in the Asia/Pacific region since 1973. ICAG is a Merrill Lynch investment "Alliance Partner". He is currently Vice President and principal of MRI International, Inc., one of the nations largest medical receivables funding companies, Executive Vice President and principal of JMR Nevada, Inc. (Harmon Medical Center), and KK JMR (Medical, Japan centers). Mr. Shintaku is also Chairman and CEO of Premier Entertainment Services, Inc., (product placement in Digatech International, Inc. (Gaming technology) and Owner/Proprietor of The Royal Hawaiian Farms (Pistachio/Grapes). He is a Partner of Super Nova Financial Services (NY Mercantile Exchange). He also serves on various board of directors of many Asian and domestic firms. He has recently been asked to serve as the first Honorary Consul General of Japan in the State of Nevada and is presently serving as the Nevada representative on the Republican Presidential Roundtable.

TRACEY  ELAND:

Ms. Eland was appointed to the position of Secretary of the Corporation in April of 2004. She has been ValCom's Principal Accountant since August 2001. Ms. Eland's Business/Accounting education is from Glendale College; and she is certified through a management action program. Ms. Eland has been a Full-charge Bookkeeper since 1988. She was the Senior Accountant for The Enterprise Interactive Group from 1999-2002 and Full-charge bookkeeper for So. Cal. Courier/Team Delivery from 1987-2000, with additional responsibilities as Office Manager and Human Resources for two companies.

FAMILY  RELATIONSHIPS

There are no family relationships between any of our company's directors or executive officers.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

Valencia Entertainment International, LLC, a company in which Mr. Vellardita is an executive officer, filed a voluntary chapter 11 bankruptcy petition on April 7, 2003 and obtained the status of Debtor in Possession. After successfully settling the debts owed to secured creditors through sale of property as per court order dated June 3, 2004, Valencia applied to the United States Bankruptcy Court, Central District of California, San Fernando Valley Division for a Motion to dismiss Chapter 11 Bankruptcy case. The Court on August 3, 2004, having considered the motion and pleadings filed in support thereof, having heard argument of counsel, finding that notice was proper, and for good cause appearing therefore, ordered (1) The Motion granted (2) Debtor's Chapter 11 bankruptcy case dismissed.

Except as described above, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

PRINCIPAL  STOCKHOLDERS

The following table sets forth, as of August 26, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.



------------------------------------------------------------------------
Name and Address of             Amount and Nature of        Percentage
Beneficial Owner                Beneficial Ownership       of  Class(1)
------------------------------------------------------------------------
E-Blaster  International  (2)
JL.  H.R.  Rasuna  Said  Kav.          3,000,000                11.27%
B-1  6th  Flr.
Jakarta,  12920
Indonesia
------------------------------------------------------------------------
Great  Asian  Holdings  Ltd.  (2)
Jakarta  12920                         2,110,422                 7.93%
Indonesia
------------------------------------------------------------------------
Vince  Vellardita
ValCom,  Inc.                          3,319,749                12.47%
28309  Avenue  Crocker
Valencia  CA  91355
------------------------------------------------------------------------
Radorm  Technology  Limited  (2)
Jakarta  12920                           567,824                 2.13%
Indonesia
------------------------------------------------------------------------
Richard  Shintaku
Held indirectly in "ICAG, Inc."
account                                  812,500                 3.05%
C/O  ValCom,  Inc.
28309  Avenue  Crocker
Valencia  CA  91355
------------------------------------------------------------------------
Krishnaswamy  Alladi
C/O  ValCom,  Inc.                       360,000                 1.35%
28309  Avenue  Crocker
Valencia  CA  91355
------------------------------------------------------------------------
Tracey  Eland                             50,000                  .0018%
------------------------------------------------------------------------
Directors and Executive Officers
as a Group (4persons)                  4,542,249 common shares  17.04%
------------------------------------------------------------------------




*  Represents  less  than  1%  of  our  company's  outstanding  stock

(1) Based on 26,611,928 shares of common stock issued and outstanding as of August 26, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) These three entities together comprise a "group" as defined in Item 403 of Regulation S-B.

CHANGES  IN  CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of ValCom.

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock $0.001 par value, and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of August 26, 2004, there were 26,611,928 shares of our common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of ValCom, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For the foreseeable future, our common stock will most likely continue to be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

PREFERRED  STOCK

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof.


On  June  30, 2004, the Company had three series of convertible Preferred Stock:

B, C, and D. Series B Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year. Series B Preferred Stock is to be issued if and when declared by the Board of Directors, and can be converted at any time into common stock on a 1 for 5 basis. In the event of any liquidation, the holders of shares of Series B Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series C Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series D Preferred Stock has no voting rights, no dividends and can be converted at any time to common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series D Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share.

With respect to rights on liquidation, Series B, C, and D Preferred Stock shall rank senior to the common stock, but Series C Preferred Stock shall be senior to both Series B and D Preferred Stock. Series D Preferred Stock shall be junior to both Series B and C Preferred Stock. No dividends have been declared by the Board of Directors for any of the Series of convertible Preferred Stock for the nine months ended June 30, 2004.

CONVERTIBLE  NOTES

See description under the Selling Stockholders --Securities Purchase Agreement section.


                                  LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the law firm of Sichenzia Ross Friedman Ference LLP.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 27, 2003, we engaged Kabani & Company, Inc., Certified Public Accountants, as our independent accountants to report on our consolidated balance sheet as of September 30, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by our Board of Directors.

We dismissed Weinberg & Company, PA as our auditors effective May 27, 2003. WC served as our independent auditors' for our fiscal years ended September 30, 2002, as well through the date of its dismissal. WC's report on our consolidated financial statements for our fiscal year September 30, 2002 does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. WC did not issue any reports on our financial statements for the fiscal year ended September 30, 2001.

During our association with WC as our independent accountants until WC's dismissal, there were no disagreements with WC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to WC's satisfaction, would have caused WC to make reference to the subject matter of the disagreements in connection with its reports.

During our association with WC as our independent accountants until WC's dismissal, there was the following "reportable event" (as such term is defined in item 304(a) (1) (IV) (B) of regulation S-B. We did not record certain stock and warrant issuances and the related expenses timely in our Form 10-QSB reporting during 2002. Additionally, the stock and warrant issuances were not documented in the minutes of the meetings of the Board of Directors. We have taken the necessary steps to properly and timely record all stock and warrant transactions and have documented with minutes being approved by the Board of Directors.

On April 22, 2002, Jay J. Shapiro PC, resigned as our independent accountants. Jay J. Shapiro served as our independent auditors' for our fiscal years ended September 30, 2001, as well as through the date of his dismissal. During the our fiscal years ended September 30, 2001, and until his resignation, there were no disagreements with Jay J. Shapiro within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Jay J. Shapiro satisfaction, would have caused Jay J. Shapiro to make reference to the subject matter of the disagreements in connection with its reports.

During our fiscal years ended September 30, 2001 and through the period until Jay J. Shapiro's resignation on April 22, 2002, there were no "reportable events" (as such term is defined in item 304(a)(1)(iv)(B) of regulation S-B).

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani & Company, Inc., neither us nor anyone on our behalf consulted with Kabani & Company, Inc. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

We have requested WC to review the disclosure contained herein and have provided WC the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of WC's views, or the respects in which WC does not agree with the statements contained herein. WC has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter was as Exhibit 16 to the Current Report on Form 8-K filed on May 29, 2004.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

Our consolidated financial statements as at September 30, 2003, and for each of the years in the two-year period ended September 30, 2003, filed with this prospectus and registration statement have been audited by Kabani & Company independent chartered accountants, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report, and upon the authority of the firm as experts in accounting and auditing.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of ValCom shall not be personally liable to ValCom or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate the rights of ValCom and its shareholders (through shareholders' derivative suits on behalf of ValCom) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. ValCom believes that the indemnification provisions in its Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             DESCRIPTION OF BUSINESS

GENERAL  OVERVIEW

We are a diversified entertainment company with the following operating activities:

1.  Studio  Rental.

Through our subsidiary, Valencia Entertainment International, LLC, we operated eight sound stages in Valencia, California until June 10, 2004, when six of our eight sound stages were sold off to pay the debts of Laurus Master Funds and Finance Unlimited (see the below disclosure). We currently lease the other two sound stages. Beginning June 2003, we signed a one-year lease with five one-year options for our sound stages, with an option to purchase the sound stages as well. In addition, we acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note(which had a first lean on the said property) directly from Laurus, without a second sale.

The plan of reorganization was to refinance the Finance Unlimited loan (including interest) of $6,565,998 and the Laurus note of $2,405,093. We approached several financial institutions for possible refinancing. As we did not succeed in obtaining refinancing, and as a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

2. Film, TV, & Animation Production. In addition to producing our own television and motion picture programming, we have an exclusive three-year term facilities agreement in place for productions in Los Angeles County with Woody Fraser of Woody Fraser Productions. A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue.

3. Broadcast Television. We own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los
Angeles,  Phoenix,  Las  Vegas  and  San  Diego.

Our principal executive offices are located at 28309 Avenue Crocker, Valencia, CA 91355. We were incorporated under the laws of the state of Delaware. Our telephone number is (661) 257-8000.

CORPORATE  STRUCTURE

We have four subsidiaries: Valencia Entertainment International, LLC, a California limited liability company; Half Day Video, Inc., a California corporation, ValCom Studios Las Vegas, and 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent broadcaster and ValCom Studios Las Vegas.

BUSINESS

ValCom's business includes television production for network and syndication programming, motion pictures, and real estate holdings. However, revenue is partially generated through the lease of two full-service sound stages leased by Valencia Entertainment International (VEI), a subsidiary of ValCom. This 52,000 square foot production facility on 3 acres of land in Valencia, California, is currently the studio set for JAG, produced by Paramount Pictures. VEI's past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages, ValCom also owns a small library of television content, which is ready for worldwide distribution, and several major television series in advanced stages of development, as well as an equipment/camera rental business, Half Day Video. ValCom has recently expanded its business into the Las Vegas, Nevada booming entertainment market, with the purchase of its new subsidiary ValCom Studios Las Vegas.

VALCOM  STUDIOS,  LAS  VEGAS

ValCom Studios Las Vegas is located at 41 N. Mojave, Las Vegas, NV 89101 just minutes from the downtown area. ValCom Studios, Las Vegas consists of 162,000 square feet of building consisting of 7 production sound stages on 7.5 acres of land and is currently being renovated into a "state of the art" entertainment complex. Currently, the Las Vegas facilities are being renovated to include 7 studios. The studios will be developed in three Phases. During the Phase 1 Three stages will be completed. During Phase 2 two more stages will be completed and during Phase 3 the rest of two stages will be completed. Currently Phase1 is being developed and is expected to be completed by March 2005.Phase 2 will be completed by September 2005 and the Phase 3 by December 2005. The company will also offer a full complement of animation services, broadcast facilities, recording studios and other related services for the entertainment industry.

HALF  DAY  VIDEO,  INC.

Our subsidiary Half Day Video, Inc. specializes in supporting the entertainment industry with television and film equipment rentals. Half Day's client list includes The Academy Awards, Emmy Awards, NBC, Entertainment Tonight, MTV, Oscar Awards, General Hospital and other major entertainment and production companies. Half Day has approximately $492,000 in assets, not including depreciation, with current revenues of $379,000. Half Day Video has one employee and is located at the Company's Headquarters at 28309 Ave. Crocker, Valencia, California 91355.

Joint Venture Agreement With New Global Communications, Inc. - ValCom Broadcasting, LLC

In May 2002, we entered into a joint venture agreement with New Global Communications, Inc. Global agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in a new entity known as ValCom Broadcasting, LLC, a New York limited liability company, and we contributed certain fixed assets and manage the operations of the joint venture for a 45% equity interest in ValCom Broadcasting, LLC. The joint venture operates a newly developed low power television broadcast station K08MX-LP in Indio-Palm Springs, California operating on Channel 8. We believe that the investment in the joint venture adds to our infrastructure of becoming a full-service television and motion picture company. The effectiveness of the joint venture agreement was dependent on approval by the Federal Communications Commission (the "FCC"). On September 20, 2002, the FCC approved the transaction.

FILM  ENTERTAINMENT  OVERVIEW

Competition in the film entertainment business is diverse and fragmented, with scores of companies operating at various levels of product budget and scope. The market is overwhelmingly dominated by the major Hollywood studios, with the top-ranked company, Disney in 1999, usually commanding 15 to 20 percent of the domestic market share in any given year.

ValCom plans to succeed by choosing its projects and markets carefully, and selecting segments and geographic areas where it can build proprietary competitive advantages. With the proper positioning and segment focus, we believe we can insulate ourselves from the brunt of competition in the entertainment content business.

INDEPENDENT  PRODUCTION  COMPANIES

Consolidation through acquisition has recently reduced the number of independent production companies in operation. However, barriers to entry remain relatively low, and management anticipates that the market segments in which it intends to compete will remain highly competitive.

OUR  COMPETITIVE  POSITION

Our operations are in competition with all aspects of the entertainment industry, locally, nationally and worldwide.

ValCom  experiences  competition  from  three  market  segments:

1)  Traditional  television,  game  shows  and  reality  television  drama
2)  Movies  for  television  and  theatrical  releases
3)  Other  entertainment/media  companies

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CUSTOMERS

We had two customers who accounted for approximately 99% of total real estate rental revenues for the year ended September 30, 2003.

As of November 1, 2004, two sound and production stages were under non-cancelable operating leases for one year from two major production companies. Our subsidiary, Half Day Video, Inc., does not rely on a small group of customers. We may rent production equipment and personnel to any motion picture studio or production company. Our television broadcast operations do not rely on a small group of customers; rather, any advertiser who wishes to advertise on Channel 8 in Indio-Palm Springs, California may generate revenues.

NUMBER  OF  TOTAL  EMPLOYEES  AND  NUMBER  OF  FULL-TIME  EMPLOYEES

At August 26, 2004, we had 18 full-time employees, 1of whom is in marketing and 4 of whom are administrative and executive personnel. There is no collective bargaining agreement in place.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of our financial condition, changes in financial condition and results of operations for the three and nine months ended June 30, 2004 and 2003 should be read in conjunction with our most recent audited annual financial statements for the financial year ended September 30, 2003, the unaudited interim financial statements included herein, and, in each case, the related notes.

As of June 30, 2004, ValCom, Inc. operations were comprised of the following divisions:

1.  Studio  (including  equipment  and  personnel  rental);
2.  Broadcast  Television; and
3.  Film  and  Television  Production.

RENTAL

We operate two sound stages in Valencia, California, which we lease. Beginning June 2003, we have a newly signed one-year lease with five one-year options for two sound stages, which will generate $504,000 annually with cost-of-living increases. We acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

TELEVISION,  FILM,  &  ANIMATION  PRODUCTION

Woody  Fraser  Productions

In addition to producing our own television and motion picture programming, we have an exclusive facilities agreement in place for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue.

Channel  8  In  Palm  Springs,  California

In connection with our joint venture with New Global Communications, Inc., we own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market.

RESULTS  OF  OPERATIONS

THREE  MONTHS  ENDED  JUNE  30,  2004  VS.  JUNE  30,  2003

Revenues for the three months June 30, 2004 decreased by $87,623 or 14% from $642,858 for the three months ended June 30, 2003 to $555,235 for the same period in 2004. The decrease in revenue was principally due to decreased production revenues associated with the equipment rental business and also due to decreased production revenues associated with the joint venture with Woody Fraser Productions.


Production costs for the three months ended June 30, 2004 increased by $12,957 or 75% from $17,354 for the three months ended June 30, 2003 to $30,311 for the same period in 2004. The increase in production costs was principally due to increased production associated with equipment rental business.

Depreciation and amortization expense for the three months ended June 30, 2004 increased by $146,410 or 171% from $85,545 for the three months ended June 30, 2003 to $231,955 for the same period in 2004.

General and administrative expenses for the three months ended June 30, 2004 decreased by $23,256 or 6% from $408,847 for the three months ended June 30, 2003 to $385,591 for the same period in 2004. The decrease was due principally to decreased personnel costs for the new projects.

Interest expense for the three months ended June 30, 2004 decreased by $90,311 or 44% from $203,095 for the three months ended June 30, 2003 to $112,784 for the same period in 2004. The decrease was due principally to the decrease in interest rates associated with the company's mortgage loans.

Due to the factors described above, our net loss increased by $795,898 from $120,549 for the three months ended June 30, 2003 to $916,447 for the same period in 2004.

NINE  MONTHS  ENDED  JUNE  30,  2004  VS.  NINE  MONTHS  ENDED  JUNE  30,  2003

Revenues for the nine months ended June 30, 2004 decreased by $231,395 or 12% from $1,945,427 for the nine months ended June 30, 2003 to $1,714,032 for the same period in 2004. The decrease in revenue was principally due to decreased production revenues associated with the Equipment rental business as well as production revenues associated with our joint venture with Woody Fraser Productions.

Production costs for the nine months ended June 30, 2004 decreased by $226,056 or 83% from $273,070 for the nine months ended June 30, 2003 to $47,014 for the same period in 2004. The decrease in production costs was principally due to decreased production associated with Woody Fraser Productions as described above.

Impairment of property and equipment increased by $1,438,250 for the nine months ended June 30, 2004 compared to $0 for the nine months ended June 30, 2003 primarily due to sale of property of VEI to pay off Finance Unlimited and Laurus Notes.

The litigation costs increased by $1,405,656 for the nine months ended June 30, 2004 compared to $0 for the nine months ended June 30, 2003 primarily due to additional interest, penalties, and acceleration payment and lawyer's fee paid for the settlement of Laurus Notes.

Depreciation and amortization expense for the nine months ended June 30, 2004 increased by $440,302 or 168% from $261,820or for the nine months ended June 30, 2003 to $702,122 for the same period in 2004, mainly due to write off of certain balance sheet items.

General and administrative expenses for the nine months ended June 30, 2004 decreased by $386,850 or 16% from $2,474,591 for the nine months ended June 30, 2003 to $2,087,741 for the same period in 2004. The decrease was due to decreased personnel costs, legal and accounting fees, outside services and consulting fees and bad debt expense. The type of expenses included in Consulting and Professional fees during 2004 are Consulting fees for development of new businesses such as Latino Bingo, Las Vegas studios, movable equipment for studio shootings and Financial Advisory services. Even though it had a material effect in the year 2004, we do not expect high Consultancy and Professional fees for the future especially related to new businesses.

Interest expense for the nine months ended June 30, 2004 increased by $19,653 or 3% from $774,508 for the nine months ended June 30, 2003 to $794,161 for the same period ended June 30, 2004.

Other income for the nine months ended June 30, 2004 decreased by $50,000 from $50,000 for the nine months ended June 30, 2003 to $0 for the same period in 2004.

Due to the factors described above, the Company incurred a net loss of $5,962,626 for the nine months ended June 30, 2004 compared to net loss of $1,823,954 for the same period in 2003.


PROSPECTS  FOR  FUTURE  OPERATIONS

The revenues for quarter ending September 2004, is estimated to be $150,000 mainly derived from rental income from the two studios in Valencia and from Valencia studios in Las Vegas. The decline is mainly due to the loss of 6 studios in Valencia which were sold off to repay the debts of Laurus. On an annual basis the revenues lost due to the loss of 6 studios in Valencia is expected to be $1,620,000 per annum which is 77% of our revenues from studio operations. We are expected to incur an additional operating loss of $940,000 due to sale of these studios per annum.

However, for the year ending September 2005 revenues are expected to reach $2,090,000 from the new studios being developed at Las Vegas, Nevada which will mainly come from $1,790,000 from studio operations and $300,000 from Equipment Rentals. The key variables in achieving the desired results are - (1) The Company receiving adequate finances for Capital investments of $1,000,000 on time (2) Obtaining Customers for renting the facilities on a long term basis. Efforts are being made by the Management in obtaining such customers.

FISCAL YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2002

Revenues for the year ended September 30, 2003 decreased by $9,929,450 or 81.3% from $12,211,329 for the year ended September 30, 2002 to $2,281,879 for the same period in 2003. The decrease in revenue was principally due to decreased production revenues associated with the joint venture with Woody Fraser Productions and decreased rental revenues. The revenues associated with Woody Fraser Productions were $0 for the year ended September 30,2003 compared to $7,106,114 for the year ended September 30, 2002.This trend is likely to continue in the future until such time Woody Fraser is in a position to obtain production orders for the Company.

Production costs for the year ended September 30, 2003 decreased by $7,351,136 or 94.7% from $7,765,360 for the year ended September 30, 2002 to $414,224 for the same period in 2003. The decrease in production costs was principally due to decreased production associated with Woody Fraser Productions as described above.

Selling and promotion costs for the year ended September 30, 2003 decreased by $143,531 or 87.4% from $164,276 for the year ended September 30, 2002 to $20,745 for the same period in 2003. The decrease was due principally to a decrease in travel and public relations expenses.

Depreciation and amortization expense for the year ended September 30, 2003 decreased by $53,135 or 13.2% from $401,512 for the year ended September 30, 2002 to $348,377 for the same period in 2003. The decrease in depreciation and amortization expense was due to decreased amortization related to the write off of prepaid loan fees in the prior year period.

General and administrative expenses for the year ended September 30, 2003 decreased by $2,067,956 or 48.8% from $4,235,788 for the year ended September
30, 2002 to $2,167,832 for the same period in 2003. The decrease was due principally to decreased personnel costs, outside services, utilities, settlement fees, and goodwill impairment.

Consulting and professional fees for the year ended September 30, 2003 decreased by $157,537 or by 20.4% from $768,876 for the year ended September 30, 2002 to $611,339 for the same period in 2003. The decrease in consulting and professional fees was principally due to decreased consulting fees partially offset by an increase in legal and accounting costs.

Bad debt expense for the year ended September 30, 2003 decreased by $1,809,122 or 95.5% from $1,889,302 for the year ended September 30, 2002 to $80,180 for the same period in 2003.

The decrease in bad debts was primarily due to the write-off of an uncollectible note receivable from a former officer and director of the Company and write-offs associated with various production agreements, all occurring in the 2002 year.

The impairment of goodwill represents goodwill associated with the Brentwood Magazines acquisition being fully impaired in the 2002.

Interest expense for the year ended September 30, 2003 decreased by $285,597 or 20.4% from $1,397,836 for the year ended September 30, 2002 to $1,112,239 for the same period in 2003. The decrease was due principally to the write off of interest associated with convertible debt in the prior year period.

Other income for the year ended September 30, 2003 increased by $62,548 from $8,437 for the year ended September 30, 2002 to $50,000 for the same period in 2003. The increase was due to a gain recognized from the sale of fixed assets offset by the loss recorded on equity investment of ValCom Broadcasting, LLC.

Net Loss from discontinued operations for the year ended September 30, 2003 were $28,087 compared to 0 for the same period in 2002. These expenses represent the operating loss from discontinued operations partially offset by the gain on disposal of discontinued operations of Brentwood Magazine.

Due to the factors described above, our net loss decreased by $2,397,659 from $4,827,818 for the year ended September 30, 2002 to $2,430,159 for the same period in 2003.

LIQUIDITY  AND  CAPITAL  RESOURCES

Our condensed consolidated financial statements have been prepared, assuming that we will continue as a going concern. We had a net loss of $5,962,626 and a negative cash flow from operations of $1,851,038 for the nine months ended June 30, 2004, a working capital deficiency of $4,170,496, and an accumulated deficit of $16,518,976 at June 30, 2004. These conditions raise substantial doubt about our ability to continue as a going concern.

Cash totalled $73,794 on June 30, 2004 compared to $56,636 as at June 30, 2003. During the nine months ended June 30, 2004, net cash used by operating activities totalled $1,851,038 compared to net cash used by operating activities of $405,019 for the comparable nine-month period in 2003. A significant portion of operating activities included payments for interest and production development costs. Net cash provided by financing activities for the nine months ended June 30, 2004 totalled $2,085,065 compared to net cash of $31,979 used for the comparable nine-month period in 2003. Net cash used by investing activities during the nine months ended June 30, 2004 totalled $371,915 compared to net cash provided of $150,260 during the comparable prior year period due to proceeds from sale of fixed assets.

The above cash flow activities yielded a net cash decrease of $137,888 during the nine months ended June 30, 2004 compared to a decrease of $286,738 during the comparable prior year period.

Net working capital (current assets less current liabilities) was a negative $4,170,496 as of June 30, 2004. We will need to raise funds through various financings to maintain its operations until such time as cash generated by operations is sufficient to meet its operating and capital requirements. There can be no assurance that we will be able to raise such capital on terms acceptable to us, if at all.
We can satisfy six months of operating expenses upon receipt of the final $250,000 tranche of financing from the Convertible Note holders.
Our covenants with the 8% callable convertible note holders require note holders approval to raise additional financing either through the issuance of our capital stock or through incurrence of additional indebtedness. Our objective in the long run is to raise additional funds for the Construction and Operations through a strategic partner. We are also exploring the possibility of a bond issue in the near future. If these attempts are successful we will be in a better position to serve our cash requirements. In both cases we will seek the approval of the 8% callable convertible holder.
So  far  we have not been able to obtain funding for our long term requirements.

FUTURE  OUTLOOK

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue. The start up costs amounting to $105,040 are included in Prepaid Development Costs and the Production Equipment purchased is included in the Fixed Assets at $59,959.Revenues generated are $43,050 and expenses are $120,248 for the nine months ending June 30, 2004.

We have purchased additional studio facilities comprising 7.5 acres of land and 162,000 sq. ft. of buildings in Las Vegas as part of our expansion plans. The property , which included land and building, was purchased at a base price of $2,500,000 not including legal, origination fee and other closing costs which added to an additional amount of $361,683.This was financed through a loan of $2,325,000 arranged by Finance California funded by Fog Acceptance Inc a Delaware Corporation and the balance through equity from ValCom Inc, Delaware $486,683 and Vince Vellardita $50,000.

The Las Vegas facilities are being renovated to include 7 studios. The studios will be developed in three Phases. During the Phase 1 Three stages will be completed. During Phase 2 two more stages will be completed and during Phase 3 the rest of two stages will be completed. Currently Phase1 is being developed and is expected to be completed by March 2005.Phase 2 will be completed by September 2005 and the Phase 3 by December 2005.
Based on the Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture filing ("Deed of Trust") dated March 1,2004 given by ValCom Inc, Nevada to Finance California for the benefit of Fog Cap Acceptance Inc a Delaware Corporation the assets including the Land, building, building improvements, furnishings, fixtures and equipment, all leases and rents have been pledged against a loan of principal with accumulated interest until March 1, 2005 of $2,500,000 payable on or before March 1, 2005. Under a stock pledge agreement dated March 1, 2004 by and between ValCom Inc, Delaware and Vince Vellardita as pledgors and Fog Cap Acceptance Inc as Pledgee, the Pledgors hereby assign and transfers as collateral to pledge the title and interest in and to all of its shares of common stock ValCom Inc, Nevada in order to secure the Promissory Note in the original sum including interest of $2,500,000 maturing March 1,2005.

Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue for the foreseeable future.

Our management projects that we will require a minimum of $3.2 million to fund our debt repayment, ongoing operating expenses and working capital requirements through September 30, 2005 as follows:


Marketing                                              $  100,000
General  and  administrative                           $  100,000
Capital  Purchases                                     $  500,000
Debt  repayment                                        $2,200,000
General  Working  Capital                              $  300,000
                                                       ----------
TOTAL                                                  $3,200,000
                                                       ==========




The continuation of our business is dependent upon obtaining further financing, market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations.

As discussed above under the heading "Liquidity and Capital Resources, we plan to raise any additional capital required to meet the balance of our estimated funding requirements through January 31, 2005, primarily through the private placement of our securities (including shares of our common stock that are reserved for issuance upon use of our $15M standby equity distribution agreement entered into on May 19, 2004). Our covenants with the 8% callable convertible note holders require note holders approval to raise additional financing either through the issuance of our capital stock or through incurrence of additional indebtedness. Our objective is to raise additional funds for the Construction and Operations through a strategic partner. We are also exploring the possibility of a bond issue in the near future. If these attempts are successful we will be in a better position to serve our cash requirements. In both cases we will seek the approval of the 8% callable convertible holder.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

APPLICATION  OF  CRITICAL  ACCOUNTING  POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.


 IMPAIRMENT  OF  LONG-LIVED  ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

DEPRECIATION  AND  AMORTIZATION

For financial and reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line method over the estimated useful lives of the assets, which are as follows:


Building                             39  years
Building  Improvements               39  years
Production  Equipment                 5  years
Office  Furniture  and  Equipment     5  to  7  years
Leasehold  Improvements               5  years
Autos  and  Trucks                    5  years



 EMPLOYEESTOCK  COMPENSATION  PLAN  AND  NON-QUALIFIED  STOCK  OPTIONS

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The
Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.



The Company has a 2001 Employee Stock Compensation Plan (the "ESCP") to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or Board of Directors may award registered shares of the Company's common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than the fair market value on the date of grant.

GOING  CONCERN

We require additional financing to fund our operations. We have an accumulated deficit of $16,518,976 and deficit working capital of $ 4,170,496 as of June 30, 2004. During the nine months ended June 30, 2004, we used $(1,851,038) cash in operating activities and $(371,915) in investing activities. During the nine months ended June 30, 2004, we had proceeds from financing activities of $2,085,065 including sale of stock in the amount of $1,024,000.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Our consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, our consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.


                             DESCRIPTION OF PROPERTY

Our principal executive offices are located at 28309 Avenue Crocker, Valencia, CA 91355. We leased this 52,000 square foot facility for a 1 year term ending June 1, 2005 with five one year lease renewal options or an option to buy the property. This facility consists of an office and administration area, and two studios and houses both Valencia Entertainment International and Half Day Video.

Our subsidiary, ValCom Studios Las Vegas, owns a 162,000 square foot facility on
7.5 acres and located at 41 North Mojave Road, Las Vegas, Nevada 89101. This facility consists of an office and administration area. We are currently building 7 studios on the property.

Our subsidiary KVPS, Channel 8, in which ValCom has 45% ownership, leases property in Palm Springs, California.

We expect that our current facilities will be sufficient for the foreseeable future. To the extent that we require additional space in the near future, we believe that we will be able to secure additional leased facilities at commercially reasonable rates.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the following , we have not in the past two years been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

At September 30, 2003, related party payables represent $39,220 due to the President and $25,000 due to a director and $95,000 shareholder of the Company, resulting from a loan.

The promoters of our company are our directors and officers.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In 1995, our common stock commenced quotation on the OTC Bulletin Board under the symbol "VACM". In addition, our common stock is listed for trading on the Frankfurt XETRA under the symbol "VAM."

The following quotations obtained from OTC Bulletin Board reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:


      Quarter  Ended               High             Low
----------------------------------------------------------------
   September  30,  2004*           $0.26           $0.14
----------------------------------------------------------------
        June  30,  2004            $0.35           $0.09
----------------------------------------------------------------
       March  31,  2004            $0.47           $0.23
----------------------------------------------------------------
    December  31,  2003            $0.55           $0.30
----------------------------------------------------------------
   September  30,  2003            $0.51           $0.08
----------------------------------------------------------------
        June  30,  2003            $0.10           $0.06
----------------------------------------------------------------
       March  31,  2003            $0.21           $0.08
----------------------------------------------------------------
    December  31,  2002            $0.33           $0.14
----------------------------------------------------------------


*  As  of  August  26,  2004.

Our common shares are issued in registered form. Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004 is the transfer agent for our common shares.

As of August 26, 2004, we had 26,611-928 shares of common stock outstanding and approximately 3,200 stockholders.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

                             EXECUTIVE COMPENSATION

Particulars  of  compensation  awarded  to,  earned  by  or  paid  to:

(a)  our  company's  chief  executive  officer  (the  "CEO");

(b) each of our company's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

During the fiscal year ended September 30, 2003, two (2) individuals served as executive officers of our company at various times: Vince Vellardita, and Don Magier.

                   ==========================================

                           SUMMARY COMPENSATION TABLE
------------------  ----  ------------------------------------------------------
                           Annual Compensation            Long Term Compensation
------------------  ----   -----------------------------------------------------   --------   ------------
                                                          Awards                     Payouts
------------------  -----  --------    -----     ------   ----------  ----------     --------  ------------
<BTB>
Name and Principal   Year  Salary      Bonus     Other    Securities    Restricted    LTIP      All Other
Position                                         Annual   Underlying    Shares or     Payouts   Compensation


                            Compen-satioOptions/ SARs     Restricted
                                        Granted  (#)      Share Units
------------------   ----   -------------------------     ------------  -----------  --------  ------------
Vince Vellardita     2003   $140,000    Nil        Nil       Nil           Nil          Nil        Nil
President, Chairman  2002   $140,000    Nil        Nil       Nil           Nil          Nil        Nil
and Chief Executive  2001   $ 30,000    Nil        Nil       Nil           Nil          Nil        Nil
Officer
-------------------  ----   --------  ----------------    ------------  -----------   ------   ------------
Donald Magier        2003   $100,000    Nil        Nil       Nil           Nil          Nil        Nil
                     2002   $ 80,000    Nil        Nil       Nil           Nil          Nil        Nil
Secretary,
Treasurer  and
Director
=================== =====   ========  ======      =====    ===========  ===========   ======   ============


(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal 2003. Our company has never issued stock appreciation rights. Our company grants options that generally vest over two years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board.


               OPTION/SAR  GRANTS  IN  THE  LAST  FISCAL  YEAR
================  =============  ==============   ===========    ==============
Name               Number of      %  of  Total     Exercise        Expiration
                   Securities     Options/                          Date
                   Underlying     SARs  Granted
                   Options/       to  Employees
                   SARs           in  Fiscal       Price
                   Granted  (#)   Year            ($/Share)
================  =============  ===============  ============    ==============
N/A
==================  ============= ==============   ============   ==============

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of September 30, 2003. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of September 30, 2003 and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2003.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

=================  =============  ===========  ===================================  ==============================
                                                Number of Securities Underlying      Value      of      Unexercised
                                   Aggregate    Unexercised  Options/SARs at FY-End  In-the-Money  Options/SARs  at
                    Shares         Value        (#)                                  FY-end  ($)
                    Acquired  on   Realized
Name                Exercise  (#)  ($)          Exercisable  /  Unexercisable        Exercisable  /   Unexercisable
-----------------  -------------  -----------  -----------------------------------  -------------------------------
                                                Exercisable       Unexercisable      Exercisable      Unexercisable
-----------------  -------------  -----------  -----------------------------------  ---------------  --------------
N/A
-----------------  -------------  -----------  -----------------------------------  ---------------  --------------

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

ValCom is a party to an employment agreements with Vince Vellardita and previously with Don Magier.



                                VINCE VELLARDITA

ValCom entered into an Employment Agreement with Vince Vellardita, its Chairman of the Board, Chief Executive Officer and President, effective October 1, 2000. The term of the Agreement is for five years. The Board of Directors may terminate Mr. Vellardita's employment at any time. The Agreement shall be automatically renewed for successive one-year terms, unless either party gives written notice of termination three months prior to the end of the term. The Agreement provides for an annual salary of $120,000 for the first year, $150,000 for the second year and $200,000 for the third year, plus a bonus if authorized by the Board of Directors. If ValCom is involved in a merger or consolidation in which it does not survive, or if ValCom transfers substantially all of its assets, the surviving entity in the merger or consolidation or the transferee of ValCom's assets shall be bound by the Agreement. With the exception of ownership of up to five percent of the equity securities of another publicly traded corporation, the Agreement prohibits Mr. Vellardita from engaging in any activity competitive with or adverse to ValCom's business or welfare without ValCom's prior written consent.

Don  Magier  resigned  from  the  Company  in  March  2004.

COMPENSATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

Directors and executive officers receive, on an annual basis, incentive stock options to purchase shares of our common stock as awarded by our Board of Directors in consultation with the compensation committee.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

We have a 2001 Employee Stock Compensation Plan to enhance our ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 15, 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or the Board of Directors may award registered shares of our common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than fair market value on the date of grant. During the fiscal year ended September 30, 2003, we issued an aggregate of 1,572,500 shares of registered common stock to employees, officers, directors and consultants pursuant to the ESCP for services rendered.

To date, we have granted to directors, officers, employees and consultants incentive stock options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to the success of our company. These options are not transferable and are exercisable from the date granted until the earliest of (i) such number of years (up to ten years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

                              FINANCIAL STATEMENTS

Our consolidated financial statements are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to ValCom are filed as part of this prospectus:



Name

Consolidated  Balance Sheets at June 30, 2004 (Unaudited)                  F-1

Consolidated  Statements  of Operations (Unaudited) -
Three Months Ended June 30, 2004  and  2003                                F-3

Consolidated  Statements  of Operations (Unaudited) -
Nine Months Ended June 30, 2004  and  2003                                 F-4

Consolidated Statements of Cash Flows (Unaudited) -
Nine Months Ended June 30, 2004  and  2003                                 F-5

Notes to Consolidated Financial Statements (Unaudited) -
Nine Months Ended June 30,  2004  and  2003                                F-6

Auditors'  Report,  dated  September  13,  2004                            F-17

Consolidated Balance Sheets at September 30,
2003                                                                       F-18

Consolidated Statements of Operations -
Years Ended September 30, 2003, and
September  30,  2002                                                       F-20

Consolidated Statements of Stockholders'
Equity- Years Ended September 30, 2003, and September 30, 2002             F-21

Consolidated Statements of Cash Flows  -
Years Ended September 30, 2003, and September  30,  2002                   F-24

Notes to Consolidated Statements - Years Ended
September 30, 2003, and September 30,  2002                                F-26

                          VALCOM, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)
                                   -----------

                                     ASSETS
                                     ------

Current  Assets:
Cash  &  Cash  equivalents                          $    73,794
Accounts  receivable,  net                               10,722
                                                    -----------
Total  Current  Assets                                   84,516

Property  and  equipment  -  net                      3,442,254
Deferred  Compensation                                  209,147
Prepaid  development  costs                             148,959
Deposits  and  other  assets                            228,154
                                                   ------------
Total  Assets                                      $  4,113,030
                                                   ============




See  accompanying  notes  to  the  condensed  consolidated  financial statements

                          VALCOM, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  JUNE 30, 2004
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------


Liabilities  Not  Subject  To  Compromise
Current  liabilities:
Accounts  payable                                                     $  350,602
Accrued  interest                                                        324,753
Accrued  expenses                                                        243,418
Advanced  Rent                                                            30,600
Due  to  related  parties                                                274,246
Notes  payable                                                            14,043
                                                                      ----------
Total  Current  Liabilities  not  subject  to  compromise  1,237,662

Mortgage  payable-Nevada                                               2,584,199

Liabilities  Subject  To  Compromise
Prepetition  trade  accounts  payable                                    206,249
Prepetition  Payables  due  to  related  parties                          95,000
Prepetition  accrued  expenses                                           131,902
                                                                      ----------

Total  Current  Liabilities                                            4,255,012

Commitments  and  contingencies

Stockholders'  deficit:
Convertible  preferred  stock:  all  with  par  value  $0.001;
Series  B,  1,000,000  shares  authorized;  38,000
Shares  issued and outstanding                                                38
Series  C,  5,000,000  shares  authorized;  2,879,999
shares  issued and outstanding                                             2,880

Common  stock, par value $.001; 100,000,000 shares authorized;
25,042,048                                                                25,042
Additional  Paid-in capital                                           15,999,034
Shares  to be issued                                                     350,000


Accumulated  deficit                                                (16,518,976)

Total  Stockholders'  deficit                                          (141,982)
                                                                    ------------
Total  Liabilities  and  Stockholders'  deficit                     $  4,113,030
                                                                    ============




See  accompanying  notes  to  the  condensed  consolidated  financial statements

                          VALCOM, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                     For the three month    For the three month
                                     period ended June      period ended
                                     June 30,  2004         June 30,  2003
                                     -------------------    ------------------
Revenue:
   Rental                            $    525,212                 $536,978
   Production                              28,427                  182,453
   Other                                    1,596                  (76,573)
                                     ------------             ------------

                                          555,235                  642,858
                                     ------------             ------------

Cost  and  Expenses:
   Production                             30,311                    17,354
   Selling  and  promotion                75,858                     4,074
   Depreciation  and  amortization       231,955                    85,545
   General  and  administrative          385,591                   408,847
   Consulting and professional expenses  635,183
                                    ------------              ------------
Total  Cost  and  Expenses             1,358,898                   515,820
                                    ------------              ------------

Operating  Profit  (Loss)               (803,663)                  127,038

Other  income  (expense):
       Interest  expense                (112,784)                 (203,095)
        Gain  on  sale  of  assets
                                               -                    34,000
        Loss  on  equity  investment           -                   (49,713)
                                    ------------              ------------
     Total Other Income (Expense)       (112,784)                 (218,808)
                                    ------------              ------------

Loss from continuing operations         (916,447)                  (91,770)

Discontinued  Operations:
       Operation loss from
         discontinued  operations              -                  (109,167)
       Net gain on disposal of
         discontinued  operations              -                    80,388
                                    ------------              ------------
  Total discontinued operations                -                   (28,779)
                                    ------------              ------------


Net  loss                           $   (916,447)             $   (120,549)
                                    ============              ============

    Basic and diluted loss
     per share from continuing
    operations                      $      (0.04)             $      (0.01)
                                    ------------              ------------
   Basic and diluted loss per
     share from discontinued        $      (0.00)                    (0.00)
     operations
                                    ------------              ------------
    Basic and diluted loss
        per share                   $      (0.04)                    (0.01)
                                    ------------              ------------

    Weighted average shares
     outstanding:  Basic and diluted  22,799,352                12,600,064



See  accompanying  notes  to  the  condensed  consolidated  financial statements

                          VALCOM, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                  For the nine                      For the nine
                                  month period                      month period
                                      ended                            ended
                                 June 30, 2004                     June 30, 2004


Revenue:
Rental . . . . . . . . . .       $    1,618,987                 $     1,560,005
Production . . . . . . . . .      .      87,612                       1,560,005
Other. . . . . . . . . . . . .      . .   7,433                               -
                                  -------------                   -------------
          Total Revenue. . .      . . 1,714,032                       1,945,427
                                ---------------                   -------------

Cost and Expenses:
Production . . . . . . . . . .      .    47,014                         273,070
Selling and promotion. . . . . .        105,422                          18,542
Depreciation and amortization. .        702,122                         261,820
General and administrative . .        2,087,741                       2,474,591
Consulting and professional
  services . .                        1,149,843                               -
                               ----------------                ----------------

Total Cost and Expenses. . .      . . 4,021,997                       3,028,023
                                ---------------                ----------------

Operating loss before
  reorganization items               (2,307,965)                     (1,082,596)
                                ---------------                 ---------------

Reorganization items:
Loss on impairment of
  property and equipment            .(1,438,250)
Litigation . . . . . . . . . .      .(1,405,656)
Legal and Consultancy. . . . . . .      (70,145)
                                ---------------                ----------------
Loss from Reorganization items       (2,914,051)
                                ---------------                ----------------


Other Income (Expense):
    Interest expense . . . . .      .  (794,161)                       (774,508)
       Gain on sale of assets. . . .     60,230                          61,642
       Impairment of property. . . . .        -                               -
       Loss on Equity Investment      . .(6,679)                        (49,713)
   Other income. . . . . . . . . . . .        -                          50,000
                                ---------------                ----------------

Total Other Income (Expense)      . .  (740,610)                       (712,579)
                                ---------------                ----------------


Discontinued operations:
  Operating loss from
    discontinued operations.      . .        -                        (109,167)
  Net gain on disposal of
    discontinued operations. .               -                          80,388
                                ---------------               ----------------
  Total discontinued operations     . . . .  -                         (28,779)
                                ---------------               ----------------

Net Loss . . . . . . . . . .      . (5,962,626)                     (1,823,954)
    Basic and diluted loss per
     share from continuing
      operations . . . .        $        (0.29)                     $    (0.15)


Basic and diluted loss per
  share from discontinued
   operations . . . . .         $        (0.00)                 $        (0.00)
                                ---------------               ----------------
    Basic and diluted
     loss per share . .      .  $        (0.29)                 $        (0.15)
                               ===============                 ===============

    Weighted average
     shares outstanding:
      Basic and diluted.            20,161,930                      11,858,208
                               ===============                 ===============



See accompanying notes to the condensed consolidated financial statements

                        VAL VALCOM, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                        For the nine month     For the nine month
                                                           Period ended             period ended
                                                          June 30, 2004           June 30, 2003
                                                       --------------------  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from operations before reorganization activities:  $(2,307,965)           $(1,823,955)
Adjustments to reconcile net loss to net cash used in
    operating activities:
Depreciation and amortization                                   702,122                 261,820
Bad debt expense                                                                         56,606
Gain on sale of fixed assets                                    (60,230)                (61,642)
Stock issued for services and compensation                    1,049,058                 194,851
Changes in operating assets and liabilities:
Receivables                                                      61,185                 (18,973)
Prepaid expenses                                               (148,959)                (31,952)
Other assets                                                    153,060                 241,897
Deferred Compensation                                            49,533                 129,357
Deposits                                                       (112,616)                (63,979)
Accounts payable and accrued expenses                           990,049                 710,951
                                                    ---------------------        --------------
Net cash used in operating activities before
   reorganization items                                        (375,237)               (405,019)
                                                    ---------------------        ---------------

OPERATING CASH FLOWS FROM REORGANIZATION ITEMS:
------------------------------------------------------------------------------------------------
Litigation-Reorganization                                    (1,405,656)                      -
Legal and Consultancy-Reorganization                            (70,145)                      -
                                                    ----------------------       ---------------
Net cash used in reorganization Activities                   (1,475,801)                      -
                                                    ----------------------       ---------------

Net cash used in operating activities                        (1,851,038)               (405,019)


 CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment  . . . . . . . . . .       (464,293)                      -
Notes receivable payments .                                      35,178                  66,101
 Proceeds from sale of property & equipment .. . . . . . . . . . 57,200                  84,159
                                                     ----------------------      --------------
Net Cash Provided by (Used In) Investing Activities . . . . .  (371,915)                150,260
                                                     ----------------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from sale of stock.. . . . . . . . . . . . . .  1,024,000
Principal repayment of notes. . . . . . . . . . . . . . . . .   (10,924)               (174,807)
 Cash received for options exercised. . . . . . . . . . . . .   282,000                       -
 Cash received for shares to be issued. . . . . . . . . . . . . 350,000                       -
Principal borrowings on notes and mortgages . . . . . . . . . . 200,000                 234,463
Due to related parties. . . . . . . . . . . . . . . . . . . . . 239,989                 (91,635)
---------------
Net Cash Provided By (Used In) Financing Activities  . . . . .2,085,065                 (31,979)
                                                     ----------------------      ---------------

NET DECREASE IN CASH & CASH EQUIVALENTS . . . . . . . . . . . .(137,888)               (286,738)

CASH & CASH EQUIVALENTS - BEGINNING .. . . . . . . . . . . . .  211,682                 343,374
                                                     ----------------------      ---------------
CASH & CASH EQUIVALENTS - ENDING. . . . .        $               73,794          $       56,636
                                                     ======================      ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------
Interest paid .. . . . . . . . . . . . . . . . . $              470,070          $      284,402

Income tax paid  . . . . . . . .              .  $                    -          $            -
                                                    =======================      ===============

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)



DESCRIPTION  OF  BUSINESS

ValCom, Inc. and subsidiaries (the "Company"), formerly SBI Communications, Inc., was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. became the surviving corporate entity in a statutory merger with Supermin, Inc. In connection with the above merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. On January 1, 1993, the Company executed a plan of merger that effectively changed the Company's state of domicile from Utah to Delaware. Through shareholder approval dated March 10, 1998, the name was changed to SBI Communications, Inc.

In October 2000, the Company was issued 7,570,997 shares by SBI for 100% of the shares outstanding in Valencia Entertainment International, LLC ("VEI"), a California limited liability company. This acquisition has been accounted for as a reverse acquisition merger with VEI as the surviving entity. The corporate name was changed to ValCom, Inc. effective March 21, 2001.

The Company is a diversified entertainment company with the following operating activities:

a) Studio rental - The Company and its subsidiary, Valencia Entertainment International, LLC, operated eight sound stages in Valencia, California until June 10,2004 when six of the sound stages were sold off to pay the debts of Laurus and Finance Unlimited. The Company leases the other two sound stages. Beginning June 2003, the Company and its subsidiary signed one-year lease with five one-year options for its sound stages. The Company has acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. The Company's subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

b) Film, TV, & Animation Production -The Company, in addition to producing its own television and motion picture programming, has an exclusive facilities agreement in place for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue.

c) Broadcast Television - The Company owned a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego. This interest was sold to Eye Span Entertainment Network, Inc. on February 16, 2004 and terminated subsequently in September 2004 by both parties because no valuations were performed.

BASIS  OF  PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and related notes included in the Company's Form 10-KSB.

The audited consolidated financial statements of the Company for the year ended September 30, 2003 were filed on February 13, 2004 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) considered necessary

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

for fair presentation has been included. The results of operations for the three and nine months ended June 30, 2004 are not necessarily indicative of the results to be expected for the entire year.

Following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements, which policies are in accordance with accounting principles generally accepted in the United States of America.

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of ValCom, Inc. and two wholly-owned subsidiaries, Valencia Entertainment International, LLC, which was acquired effective February 2001 and Half Day Video, Inc., which was acquired effective March 2001.

Investments in affiliated companies over which the Company has a significant influence or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method.

CASH  AND  CASH  EQUIVALENTS

The  Company  only  has  cash  and  no  cash  equivalents  as  of June 30, 2004.

USE  OF  ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ form those estimates.

CONCENTRATIONS  AND  CREDIT  RISK

The Company has two customers who accounted for approximately 99% of total rental revenues for the nine months ended June 30, 2004 and 2003, respectively. As of June 30, 2004, all sound and production stages were under non-cancelable operating leases for one year from two major production companies.

Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising from monthly leases from television producers. The Company continuously monitors the credit-worthiness of its customers to minimize its credit risk.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

ADVERTISING/PROMOTION  EXPENSES

According to the SOP, all entities must expense the costs of all advertising either the first time that the advertising takes place or within the periods in which advertising costs were incurred. The Company has adopted this policy and has expensed the costs of all advertising as incurred Advertising expenses for the nine month period ended June 30, 2004 was $70,816.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal

As per Court order dated June 3, 2004 and based on the deed of trust bearing instrument nos. 99-2400871, 02-1209820 and 02-1209821, the property belonging to VEI, as defined in the instruments was auctioned for sale. The properties which were valued at Land $7,392,292 Building $4,028,785 and Building improvements $1,154,406 and Accumulated Depreciation of $1,324,266 were sold to repay the obligations to Laurus (Laurus having paid the obligations owed to Finance Unlimited) under Trust Sale Nos: 8413-40 and 8414-30.Consequently the loss incurred due to this sale is recorded as $1,405,656 under the heading "Impairment of Property and Equipment" in the Profit and loss account of VEI for the nine months ending June 30, 2004.

REVENUE  RECOGNITION

Revenues from studio and equipment rentals are recognized ratably over the contract terms. Revenues from the production and licensing of television programming are recognized when the films or series are available for telecast and certain contractual terms of the related production and licensing agreements have been met.

The Company has adopted the American Institute of Certified Public Accountants issued Statement of Position(SOP) 00-2 "Accounting by Producers or Distributors of Films which established new accounting standards for producers and distributors of films and supersedes SFAS No.53.

Revenue from the sale or licensing of films and television programs is recognized upon meeting all recognition requirements of SoP 00-2. Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company's participation in box office receipts. Revenue from the sale of videocassettes and digital video disks ("DVDs") in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of shipment to the customer or "street date" when it is available for sale by the customer. Under revenue sharing arrangements, rental revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenues from television licensing are recognized when the feature film or television program is available to the licensee for telecast. For television licenses that include separate availability "windows" during the license period, revenue is allocated over the "windows". Revenue from sales to international territories are recognized when the feature film or television program is available to the distributor for exploitation and no conditions for delivery exist, which under most sales contracts requires that full payment has been received from the distributor. For multiple media rights contracts with a fee for a single film or television program where the contract provides for media holdbacks, the fee is allocated to the various media based on management's assessment of the relative fair value of the rights to exploit each media and is recognized as each holdback is released. For multiple-title contracts with a fee, the fee is allocated on a title-by-title basis, based on management's assessment of the relative fair value of each title.

EQUITY  INVESTMENT

The Company accounts for its investments in companies over which the Company has significant influence or ownership of more than 20% but less than or equal to 50% under the equity method.

GOING  CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss to date of $5,962,626 and a working capital deficiency of $1,153,146 and an accumulated deficit of $16,518,976 at June 30, 2004. The Company had a net loss of $5,962,626 for the nine months ended June 30, 2004.

Valencia Entertainment International, LLC, a California limited liability company and the Registrant's subsidiary filed on April 7, 2003, a voluntary petition in bankruptcy for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (note 8). The main income of the Registrant is from the operations of Valencia Entertainment International. These conditions raise doubt about the Company's ability to continue as a going concern if suitable remedies are not undertaken.

Management has taken various steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue on in next twelve months. Management devoted considerable effort during the period ended June 30, 2004, towards management of liabilities and improving the operations. The management believes that the above actions

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

will allow the Company to continue its operations through the next twelve months.

NEW  ACCOUNTING  PRONOUNCEMENTS

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

According to the SOP, all entities must expense the costs of all advertising either the first time that the advertising takes place or within the periods in which advertising costs were incurred. The Company has adopted this policy and has expensed the costs of all advertising as incurred Advertising expenses for the nine month period ended June 30, 2004 was $70,816.

RECLASSIFICATION

Certain prior period amounts have been reclassified to conform to the current period's presentation.

NOTE  3  NET  INCOME  (LOSS)  PER  SHARE

The Company's net loss per share was calculated using weighted average shares outstanding of 22,799,352 and 20,161,930 for the three and nine months ended June 30, 2004 and 12,600,064 and 11,858,208 for the three and nine months ended June 30, 2003, respectively. Although convertible preferred stock, convertible debt, and warrants are common stock equivalents, they are not included in the calculation of diluted earnings per share as their effect would be anti-dilative.

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)
                                   -----------

NOTE  4  EQUITY  INVESTMENT

As of December 31, 2003, ValCom had a 45% interest in a broadcasting company in Palm Springs, California. This interest was sold to Eye Span Entertainment Network, Inc. (ES), a related party, in exchange for 750,000 shares of common stock of ES on February 16, 2004. valued at $14,519 which tallied with the book value. There was no gain or loss recognized on this transaction. The 45% equity interest in ValCom Broadcasting LLC (VBL)was sold to ES as ValCom Inc intended to concentrate on its core business which is operations of studios, equipment rental and film and TV production. This transaction was between ValCom Inc and ES and therefore there was no need for any approval from the bankruptcy court as the Company involved in Bankruptcy was Valencia Entertainment International
(VEI) and VBL was not part of the assets involved in bankruptcy proceedings. In September 2004, this purchase agreement was terminated by both parties because no valuation was performed.

The sale of equity interest does not impact the contribution required from New Global. Under the contract, New Global is still required to contribute a balance of $25,000 to complete its share of $ 500,000.



NOTE  5  SEGMENT  INFORMATION
Our  Operating  segments  are  classified  into:
a. Studio Rental- Refers to operations of Studio leases and ancillary income associated with these studio operations
b. Studio Equipment Rental- Refers to Equipment rental and man power to operate these equipment charged to customers
c. Film and TV production- Refers to operations related to sales of Film library, TV production and related services.

As  of  and  for  the  nine  months
ended  June  30,


                              Studio Rental    Studio & Equip. Rental    Film & TV Production      Total
                             ---------------  ------------------------  ----------------------  ------------

2004
====
Revenues                       $1,582,654            43,766                   87,612             1,714,032
                             ---------------  ------------------------  ----------------------  ----------
Operating (Loss) Income        (2,274,214)          (20,637)                  54,388           (2,307,965)
                             ---------------  ------------------------  ----------------------  -----------
Total Assets                    4,019,349            93,681                                      4,113,030
                             ---------------  ------------------------  ----------------------  ----------

Depreciation and Amortization     667,422            34,700                                        702,122
                             ---------------  ------------------------  ----------------------  -----------
Capital Expenditure               464,293                 -                        -               464,293
                             ---------------  ------------------------  ---------------------- ------------

2003
====
Revenues                       $1,602,313          $343,114                        -            $1,945,427
                            ---------------   ------------------------  ----------------------  ------------
Operating loss                   (929,978)           (7,692)               ( 144,926)           (1,082,596)
                            ---------------  ------------------------  ----------------------  ------------
Total Assets                   12,141,320            172,674                       -            12,313,994
                            ---------------  ------------------------  ----------------------  ------------

Depreciation and Amortization     224,620             37,200                       -               261,820
                            ---------------  ------------------------  ----------------------  ------------

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE  6  LITIGATION

On April 7, 2003, the Company filed on an emergency basis, a voluntary Chapter 11 bankruptcy petition. The case is pending in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division, as Case No. SV 03-12998-GM. As of , 2004, the Company was in compliance of all of its duties under the Bankruptcy Code and all applicable guidelines of the Office of the United States Trustee.

The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On April 28, 2004 the court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through May 31, 2004. The court approved an extension and granted the restructuring of notes/debt with Finance Unlimited and Laurus for settlement and to be discharged from bankruptcy.

In May 2004, Laurus paid off Finance and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the Property, and VEI objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the Property, Laurus would not be entitled to any deficiency claim against either VEI or ValCom, or any other assets other than the Property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the Property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the Property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note (which had a first lean on the said property) directly from Laurus, without a second sale.

The plan of reorganization was to refinance the Finance Unlimited loan (including interest) of $6,565,998 and the Laurus note of $2,405,093. We approached several financial institutions for possible refinancing. As we did not succeed in obtaining refinancing, and as a result of the Bankruptcy Court's order and the subsequent trustee's sale of the Property, neither VEI nor ValCom are subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the Property itself (which no longer belongs to VEI). Any liability owed to the third party, which purchased the Property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE  7  IMPAIRMENT  OF  PROPERTY  AND  EQUIPMENT

The property and equipment was recorded in the books at net value of $11,251,216 (net of depreciation of $ 1,324,266). On June 10, 2004, the property was foreclosed for $ 9,812,966 and the proceeds were used to pay off the notes from Laurus. The Company has adjusted the value of the property to its subsequent disposal value. The Company recorded difference between the liabilities settled from foreclosure of the property and the net book value, as an impairment of the property and equipment and recorded impairment costs of $ 1,438,250 during the period ending June 30, 2004.

The  impaired  property  and  equipment  comprised  of  the  following:


Land                                $    7,392,292
Building                                 5,183,190
Accumulated  depreciation               (1,324,266)
                                        11,251,216
Exchange  for  payment  of  liability   (9,812,966)
Impairment  loss                     $  (1,438,250)




NOTE  8  RELATED  PARTY  TRANSACTIONS

On February 16, 2004, the Company sold its 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with Eye Span Entertainment Network, Inc. also included the sale by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. It also included the sale of 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. The shareholders of interest of ValCom Inc. as of December 15, 2003 received 750,000 shares of common stock of Eye Span Entertainment Network, Inc, value at $14,519, for the sale of 45% interest in ValCom Broadcasting, LLC, 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios In September 2004, this purchase agreement was terminated by both parties because no valuation was performed.



NOTE  9  STOCKHOLDERS'  EQUITY

(A)  CONVERTIBLE  PREFERRED  STOCK

On  June  30, 2004, the Company had three series of convertible Preferred Stock:
B, C, and D. Series B Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year. Series B Preferred Stock is to be issued if and when declared by the Board of Directors, and can be converted at any time into common stock on a 1 for 5 basis. In the event of any liquidation, the

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

holders of shares of Series B Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series C Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series D Preferred Stock has no voting rights, no dividends and can be converted at any time to common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series D Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share.

With respect to rights on liquidation, Series B, C, and D Preferred Stock shall rank senior to the common stock, but Series C Preferred Stock shall be senior to both Series B and D Preferred Stock. Series D Preferred Stock shall be junior to both Series B and C Preferred Stock. No dividends have been declared by the Board of Directors for any of the Series of convertible Preferred Stock for the nine months ended June 30, 2004.

During the period ending June 30, 2004, the Company issued 1,599,999 Series C Preferred Stock in lieu of services and cash . The Company granted 300,000 warrants associated with the issuance of the preferred stock. The Company recorded $ 51,568 in expenses for the warrants granted based on Black Scholes calculation.


Assumption used (for Black Scholes calculations):

Exercise  Price                                              $  .25
Life                                                             12  months
Volatility                                                      125%
Interest  Rate                                                    8%

The following is the summary of warrants as of June 30, 2004:

Warrants as of September 30, 2003                         1,733,334

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


Warrants  exercised  during the period                                   441,666
Warrants  expired  during  the  period                                         0
Warrants issued during the period                                        300,000
Warrants  outstanding  as  of  June  30, 2004                          1,591,668
2,083,334 warrants were issued on September 6,2003 and are exercisable within 2 years from September 6,2003
300,000 warrants were issued on April 2,2004 and are exercisable within 1 year from April 2, 2004

During the period  ending  June 30,  2004,  the  Company  received $ 350,000 for
1,400,000  Series  C  Preferred  Stock  to  be  issued  .




(B)  COMMON  STOCK

During the nine months ended June 30, 2004, the Company converted the Series D Preferred Stock to common stock by issuance of 2,800,000 shares of common stock.

During the nine months ended June 30, 2004, the Company issued 208,333 shares of common stock in lieu of debt retirement. The value of the debt retired totaled approximately $25,000.

During the nine months ended June 30, 2004, the Company issued 500,000 shares of common stock in lieu of prepaid development costs. The value of the development costs totaled approximately $215,000, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June, 2004, the Company issued 650,000 shares of common stock in lieu of prepaid acquisition and development costs of the Las Vegas Studios. The value of the development costs totaled approximately $266,500, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued 1,900,000 shares of common stock in lieu of compensation consultancy services performed and compensation. The value of the services performed totaled approximately $797,600, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June, 2004, the Company issued 30,000 shares of common stock to a director in lieu of an interest payment of $3,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June, 2004, the Company issued 500,000 shares of common stock to a director in lieu for compensation valued at $ 95,000 and principal loan repayment for $ 50,000, which was computed based upon the market price of common stock at the applicable payment date.

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

During the nine months ended June, 2004, the Company issued 250,000 shares of common stock to a director in lieu of services valued at $ 35,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June 30, 2004, the Company issued 300,000 shares of common stock to a director in lieu of retirement of a loan $ 94035 which was computed based upon the market prices of common stock on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued an aggregate of 315,750 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $121,458, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the nine months ended June 30, 2004, the Company issued 600,000 shares of common stock in exchange for 600,000 shares of series C preferred convertible on a one on one basis and retired 110,000 to treasury as part of settlement agreement.

During the nine months ended June 30, 2004, the Company issued 1,344,667 shares of common stock for options exercised amounting to $ 282,000.

During the nine months ended June 30, 2004, the Company issued 2,827,465 shares of common stock to individuals through a Private Placement Memorandum for $ 591,136.

During the nine months ended June 30, 2003, the Company issued 975,000 shares of common stock in lieu of compensation for legal and consulting services performed. The value of the legal and consulting services performed totaled approximately $140,376, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 597,500 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $54,475, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 26,400 shares of common stock in lieu of debt retirement. Total value of the debt retired was approximately $3,870, which was computed based upon the market prices of the common stock issued on the applicable payment dates.

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE  10  DISPOSAL  OF  BUILDING  (UNDER  THE  ORDER  OF  BANKRUPTCY  COURT)

VEI filed a voluntary chapter 11 bankruptcy petition on April 7, 2003. By May 2004, the Property was subject to three (3) secured claims. These were a note and first-priority deed of trust held by Finance Unlimited, LLC ("Finance") in the amount of $6,565,998 and two notes, secured by second-priority and third-priority deeds of trust, both held by Laurus Master Fund, Ltd. ("Laurus"). Laurus claimed that it was owed a total of $2,978,876 plus additional penalties and additional legal fees on the two notes but VEI disputed many of the penalty claims by Laurus. The Finance note was solely the obligation of VEI, but ValCom, Inc. was also an obligor on the two Laurus notes.

In May 2004, Laurus paid off Finance and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the Property, and VEI objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the Property, Laurus would not be entitled to any deficiency claim against either VEI or valium, or any other assets other than the Property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the Property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the Property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.
As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the Property, neither VEI nor ValCom are subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the Property itself (which no longer belongs to VEI). Any liability owed to the third party, which purchased the Property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

NOTE  11  SUBSEQUENT  EVENTS

BANKRUPTCY  DISMISSAL

VEI filed a voluntary chapter 11-bankruptcy petition on April 7, 2003 and obtained the status of Debtor in Possession. After successfully settling the debts owed to secured creditors through sale of property as per court order dated June 3, 2004 VEI applied to the United States Bankruptcy Court, Central District of California, San Fernando Valley Division for a Motion to dismiss Chapter 11 Bankruptcy case ("the Motion"). The Court on August 3, 2004, having considered the Motion and pleadings filed in support thereof, having heard argument of counsel, finding that notice was proper, and for good cause appearing therefore, ordered (1) The Motion granted (2) Debtor's Chapter 11 bankruptcy case dismissed.

RELATED  PARTY  TRANSACTIONS


On February 16, 2004, the Company sold its 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with Eye Span Entertainment Network, Inc. also included the sale by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. It also included the sale of 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. The shareholders of interest of ValCom Inc. as of December 15, 2003 received 750,000 shares of common stock of Eye Span Entertainment Network, Inc, value at $14,519, for the sale of 45% interest in ValCom Broadcasting, LLC, 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios. The Company distributed shares of ES to its shareholders as dividend in their ratio of ownership as of December 15, 2003.

Subsequently this agreement has been terminated on September 15,2004 under clause 8.2 of the agreement between ValCom Inc and ESEN.

                          VALCOM, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


INDEPENDENT  AUDITOR'S  REPORT

Board  of  Directors  and  Shareholders
ValCom  Inc,

We have audited the accompanying consolidated balance sheet of ValCom Inc,and subsidiaries as of September 30, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended September 30, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ValCom Inc, and subsidiaries as of September 30, 2003, and the consolidated results of their operations and cash flows for the years ended September 30, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the years ended September 30, 2003 and 2002, the Company incurred net losses of $2,430,159 and 4,827,818, respectively. In addition, the Company's net cash used in operating activities was $300,582 for the year ended September 30, 2003, and the Company's accumulated deficit was $10,556,350 as of September 30, 2003. In addition, the Company is in default on numerous of its debt obligations. Valencia Entertainment International, LLC, a California limited liability company and a subsidiary of the Company filed on April 7, 2003, a voluntary petition in bankruptcy for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (note
10). The main income of the Company is from the operations of Valencia Entertainment International. These factors, among others, as discussed in Note 15 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cleared through here

KABANI  &  COMPANY,  INC.

CERTIFIED  PUBLIC  ACCOUNTANTS
Fountain  Valley,  California
February  5,  2004

                          VALCOM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 2003

                                     ASSETS
                                     ------

Current  Assets:
Cash  &  Cash  equivalents                          $   211,682
Accounts  receivable,  net                               71,907
Note  receivable,  current                               52,768
                                                    -----------
Total  Current  Assets                                  336,357

Property  and  equipment  -  net                     11,600,303
Deferred  Compensation                                   258,680
Deferred  financing  costs                              153,060
Deposits  and  other  assets                            115,538
                                                   ------------
Total  Assets                                     $  12,463,938
                                                   ============




The accompanying notes are an integral part of these consolidated financial statements.

                          VALCOM, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                               September 30, 2003
                               ------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Liabilities  Not  Subject  To  Compromise
Current  liabilities:
Accounts  payable                                $   373,143
Accrued  interest                                    672,577
Accrued  expenses                                    365,858
Due  to  related  parties                             34,257
Notes  payable                                     7,853,428
Liabilities  Subject  To
Compromise
Prepetition  trade  accounts  payable                206,249
Prepetition  Payables  due  to  related  parties     124,963
Prepetition  accrued  expenses                       131,902

                                                 -----------
Total  Current  Liabilities                     $  9,762,377
                                                 -----------

Commitments  and  contingencies


Stockholders'  deficit:
Convertible  preferred  stock:  all  with  par  value  $0.001;
Series  B,  1,000,000  shares  authorized;  38,000
Shares  issued and outstanding                                               38
Series  C,  5,000,000  shares  authorized;  1,480,000
shares  issued and outstanding                                            1,480
Series  D,  1,250,000  shares  authorized;  1,250,000
shares  issued and outstanding                                            1,250
Common stock, par value $.001;100,000,000 shares authorized;12,925,833
shares  issued and outstanding                                           12,926
Additional  Paid-in capital                                          13,242,217




Accumulated  deficit                                               (10,556,350)

Total  Stockholders'  Equity                                         2,701,561
                                                                   -----------
Total  Liabilities  and  Stockholders'  Equity                     $12,463,938
                                                                   ===========




The accompanying notes are an integral part of these consolidated financial statements.

                          VALCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                     For  the Year Ended      For the Year Ended
                                     September  30, 2003      September 30, 2002

Revenue:
Rental                                       $1,945,422              $3,426,405
Production                                      336,457               8,733,278
Other                                                -                   51,646
Total  Revenue                                2,281,879              12,211,329

Cost  and  Expenses
Production                                      414,224,              7,765,360
Selling  and  promotion                          20,745                 164,276
Depreciation  and  amortization                 348,377                 401,512
General  and  administrative                  2,167,832               4,235,788
Consulting  and  professional  fees             611,339                 768,876
Bad  debts                                       80,180               1,889,302
Goodwill  impairment                                  -                 424,634
Total  Cost  and  Expenses                    3,642,697              15,649,748

Operating  loss                              (1,360,818)             (3,438,419)

Other  Income  (Expense):
    Interest  expense                        (1,112,239)             (1,397,836)
       Gain  on  sale  of  assets                78,750                       -
Loss  on  Equity  Investment                    (57,765)                      -
   Other  income                                 50,000                   8,437
Total  Other  Income  (Expense)              (1,041,254)             (1,389,399)

Loss  from  continuing  operations           (2,402,072)            (4,827,818)

Discontinued  Operations
Operating  loss from discontinued operations   (108,445)                      -
Net  gain on disposal of discontinued operations 80,358                       -
Net  loss                                   $(2,430,159)            $(4,827,818)

Basic  and  diluted  loss  per  share  from
Continuing operations                            $(0.19)                 $(0.48)
Basic  and  diluted  loss  per  share  from
discontinued  operations.                         $0.00                   $0.00
Basic and diluted loss per share                 $(0.19)                 $(0.48)
    Weighted  average  shares  outstanding:
    Basic  and  diluted                      12,100,650              10,152,597
                                             ==========              ==========



The accompanying notes are an integral part of these consolidated financial statements.

                          VALCOM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002



                                      Shares     Amount  Shares   Amount    Shares        Amount
Balance, December 31, 2001         8,909,401  $  8,909   38,000   $   38   1,500,00     $  1,500

Shares  issued  for  services        440,284       440        -        -       -               -

Shares issued for debt retirement     552,748       553        -        -       -               -

Shares issued to employees as
  additional compensation            759,500       760        -        -       -               -

Stock issued for payment of
fees and penalties                   350,000       350        -        -       -               -

Series D preferred stock issued
  for cash, net                                                                -               -

Warrants issued with Series D
  preferred stock                                                              -               -

Warrants issued with
convertible Notes                                                              -               -

Warrants issued to placement agent                                             -               -

Issuance of common stock warrants
and options                                                                    -               -

Cancellation of series C Preferred
Stock @ par                                -         -        -        -    (100,000)       (100)

Preferred stock to be issued in
connection with the acquisition of
Brentwood  Magazine

Treasury  Stock,  35,000

Net Loss for the year ended
  9/30/02
                                  ----------    -----------  ------   -----  ---------    -----
BALANCE SEPTEMBER 30 2002         11,011,933     11,012      38,000     38   1,400,000    1,400

Shares  issued  for  services        975,000        975         -        -        -           -

Shares issued for debt retirement     26,400         26         -        -        -           -

Shares issued to employees as
  Compensation                       597,500        598         -        -        -           -

Preferred stock to  be issued                                   -        -     380,000      380

Private placement issuances          350,000        350         -        -        -           -

Reclass funds received for stock
  issuance                                 -         -          -        -        -           -

Treasury  Stock Cancellation
  35,000 shares                      (35,000)       (35)        -        -        -           -

Cancellation of series C
  Preferred Stock @ par                    -          -         -        -    (300,000)    (300)

Net Loss for the year ended 9/30/03  .     -          -         -        -        -           -
                                  ----------     ------       ------     --   ---------   -----
Balance at September 30, 2003     12,925,833     12,926       38,000     38  1,480,000    1,480
                                  ==========     ======       ======     ==  =========    =====


The accompanying notes are an integral part of these consolidated financial statements.



                          VALCOM, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002
                                           Preferred Series D       Preferred Stock to be Issued
                                            Shares     Amount        Shares        Amount
Balance, December 31, 2001                    -          $-             -             $-
                                         ---------   --------        --------      ----------

Shares issued for services                    -           -             -              -

Shares issued for debt retirement             -           -             -              -

Shares issued to employees as
additional compensation                       -           -             -              -

Stock issued for payment of fees and
  Penalties                                   -           -             -         255,650

Series D preferred stock issued for
  cash, net                               1,250,000     1,250           -              -

Warrants issued with Series D preferred stock

Warrants issued with convertible notes        -           -             -              -

Warrants issued to placement agent            -           -             -              -

Issuance of common stock warrants and options -           -             -              -

Cancellation of series C Preferred Stock @ par-           -             -              -

Preferred stock to be issued in connection
with the acquisition of Brentwood Magazine    -            -        380,000       239,400

Treasury Stock, 35,000                        -            -            -              -

Net Loss for the year ended 9/30/02           -            -            -              -
                                         ---------      -----       -------       -------
BALANCE SEPTEMBER 30, 2002               1,250,000      1,250       380,000       239,400

Shares issued for services                    -            -            -              -

Shares issued for debt retirement             -            -            -              -

Shares issued to employees as compensation    -            -         53,877            -

Preferred stock to be issued                  -            -       (380,000)     (239,400)

Private placement issuances                   -            -             -             -

Reclass funds received for stock issuance     -            -             -             -

Treasury Stock Cancellation 35,000 shares     -            -             -             -

Cancellation of series C Preferred
  Stock @ par                                 -            -             -             -

Net Loss for the year ended 9/30/03           -            -
                                        ---------      -----        -------     ---------
Balance at 9/30/031,250,000   1,250           -            -
                                        =========      =====        =======     =========

                                                  Additional Paid-In      Treasury        Accumulated
                                                  Capital                   Stock              Deficit       Total
                                                  ----------               -------            ---------   ---------
Balance, December 31, 2001                        $9,512,699                 $-           $(3,298,372)   $6,224,774

Shares issued for services                           430,843                  -                  -          431,283

Shares issued for debt retirement                    144,959                  -                  -          145,512

Shares issued to employees as
additional compensation .                            718,846                  -                  -          719,606

Stock issued for payment of fees and penalties       255,650                  -                  -          256,000

Series D preferred stock issued for cash, net        468,797                  -                  -          470,047

Warrants issued with Series D preferred stock        441,203                                                441,203

Warrants issued with convertible notes                77,300                  -                  -           77,300

Warrants issued to placement agent                    60,995                  -                  -           60,995

Issuance of common stock warrants and options        676,199                  -                  -          676,199

Cancellation of series C Preferred Stock @ par           100                  -                  -

Preferred stock to be issued in connection
with the acquisition of Brentwood Magazine                 -                  -                             239,400

Treasury Stock, 35,000                                     -               (23,522)              -          (23,522)

Net Loss for the year ended 9/30/02                        -                  -              (4,827,818) (4,827,818)
                                                  ----------               -------            ---------   ---------
BALANCE SEPTEMBER 30, 2002                        12,787,591               (23,522)          (8,126,190)  4,890,979

Shares issued for services                           139,401                  -                  -          140,376

Shares issued for debt retirement                      3,844                  -                  -            3,870

Shares issued to employees as compensation            53,877                  -                  -           54,475

Preferred stock to be issued                         239,020                  -                  -

Private placement issuances                           41,650                  -                  -           42,000

Reclass funds received for stock issuance                 20                  -                  -               20

Treasury Stock Cancellation 35,000 shares            (23,487)              23,522                -

Cancellation of series C Preferred Stock @ par           300                                     -

Net Loss for the year ended 9/30/03                        -                   -            (2,430,159)  (2,430,159)
                                                  ----------               -------         -----------   ---------
Balance at 9/30/03                                13,242,216                   -           (10,556,349)   2,701,561
                                                  ==========               =======         ===========   =========




The accompanying notes are an integral part of these consolidated financial statements.


                          VALCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Year Ended     For the Year Ended
                                                          September 30, 2003     September 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                  $(2,430,159)                $(4,827,818)
Adjustments to reconcile net loss to net cash
operating activities:
Depreciation and amortization                                 348,377                     401,512
Bad debt expense                                               80,180                   1,889,302
Goodwill impairment                                                 -                     424,634
Gain on sale of fixed assets                                  (78,750)                          -
Discount on note receivable                                         -                      16,875
Warrants and options issued for compensation                   42,000                     271,651
Warrants issued to placement agent                                  -                      42,245
Stock issued for payment of fees and penalties                      -                     256,000
Stock issued for compensation                                       -                     719,606
Stock issued for services                                     140,376                     431,283
Changes in operating assets and liabilities:
Receivables                                                   339,180                    (295,878)
Other receivables                                            (281,471)                          -
Prepaid development costs                                           -                     (40,233)
Related party receivables                                           -                     (65,000)
Deferred Compensation                                         145,868                           -
Deposits                                                      (76,125)                     (7,063)
Accounts payable and accrued expenses                       1,133,996                    (175,381)
Production advances                                                 -                     765,656
Net Cash Used In Operating Activities                        (300,582)                 (2,005,392)
                                                        ----------------           --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                                -                    (111,658)
Notes receivable payments                                      83,690                     121,667
Proceeds from sale of fixed assets                            101,267                           -
Net Cash Provided By Investing Activities                     184,957                      10,009
                                                        ----------------           --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of convertible debt            -                   2,000,000
Loan costs on new debt          -                            (221,999)
Principal repayment of notes (184,395)                       (757,214)
Principal borrowings on notes                                 259,963                           -
Due to related parties            (91,635)                     (9,365)
Treasury stock-                     (23,522)
Issuance of preferred stock and warrants-                     930,000
Net Cash Provided By (Used In) Financing Activities           (16,067)                  1,917,900
                                                        ----------------           --------------

NET DECREASE CASH AND CASH EQUIVALENTS(131,692)               (77,483)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                343,374                     420,857

CASH AND CASH EQUIVALENTS AT END OF YEAR                     $211,682                    $343,374
                                                         ===============           ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
=================================================

Interest paid                                                $489,029                  $1,371,810
Income taxes paid                                                   -                        $800
                                                        ----------------           --------------



The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

During the year ended September 30, 2003, the Company issued 26,400 shares of common stock to convert $3,870 of principal and interest on convertible debentures (See Note 5).

During the year ended September 30, 2003, the Company cancelled 300,000 shares of Series C Preferred Stock for no consideration.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE  1  DESCRIPTION  OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements, which policies are in accordance with accounting principles generally accepted in the United States of America.

On April 7, 2003, the Company filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. The case is pending in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division

The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders" cash collateral through December 31, 2003.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grant Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

DESCRIPTION  OF  BUSINESS

ValCom, Inc. and subsidiaries (the "Company"), formerly SBI Communications, Inc., was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. became the surviving corporate entity in a statutory merger with Supermin, Inc. In connection with the above merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. On January 1, 1993, the Company executed a plan of merger that effectively changed the Company's state of domicile from Utah to Delaware. Through shareholder approval dated March 10, 1998, the name was changed to SBI Communications, Inc.

In October 2000, the Company was issued 7,570,997 shares by SBI for 100% of the shares outstanding in Valencia Entertainment International, LLC ("VEI"), a California limited liability company. This acquisition has been accounted for as a reverse acquisition merger with VEI as the surviving entity. The corporate name was changed to ValCom, Inc. effective March 21, 2001.

The Company is a diversified entertainment company with the following operating activities:

a) Studio rental - the Company leases eight sound and production stages to production companies. Six of the eight sound and production stages are owned by the Company, while the remaining two stages are leased from a third party under an operating lease agreement.

b) Studio equipment and rental - operating under the name Half Day Video, Inc., the Company supplies and rents personnel, cameras and other production equipment to various production companies on a short-term or long-term basis.

c) Film and TV production -The Company, in addition to producing its own television and motion picture programming, has an exclusive facilities agreement in place for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions.

A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.


d) Broadcast Television - The Company owns a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.

BASIS  OF  PRESENTATION
-----------------------
This summary of significant accounting policies of the Company is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of ValCom, Inc. and two wholly-owned subsidiaries, VEI, which was acquired effective February 2001, and Half Day Video, Inc., which was acquired effective March 2001.

Investments in affiliated companies over which the Company has a significant influence or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

CONCENTRATIONS  AND  CREDIT  RISK

The Company has two customers who accounted for approximately 99% of total rental revenues for the year ended September 30, 2003. As of September 30, 2003, all eight sound and production stages were under non-cancelable operating leases for one year from two major production companies.

Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising from monthly leases from television producers. The Company continuously monitors the credit-worthiness of its customers to minimize its credit risk.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

DEPRECIATION  AND  AMORTIZATION

For financial and reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line method over the estimated useful lives of the assets, which are as follows:


Building                             39  years
Building  Improvements               39  years
Production  Equipment                 5  years
Office  Furniture  and  Equipment     5  to  7  years
Leasehold  Improvements               5  years
Autos  and  Trucks                    5  years




DEFERRED  LOAN  COSTS

Deferred loan costs represent ancillary costs incurred to obtain loans. These are being amortized on the straight-line method over the term of the related loan.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

INCOME  TAXES

Deferred income tax assets or liabilities are computed based on the difference between the financial reporting and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.


EMPLOYEESTOCK  COMPENSATION  PLAN  AND  NON-QUALIFIED  STOCK  OPTIONS

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The
Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

The Company also has a 2001 Employee Stock Compensation Plan (the "ESCP") to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or Board of Directors may award registered shares of the Company's common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than the fair market value on the date of grant.

The Company accounts for its stock-based employee compensation plans using the intrinsic value based method, under which compensation cost is measured as the excess of the stock's market price at the grant date over the amount an employee must pay to acquire the stock. Expenses related to stock options and warrants issued to non-employees are accounted for using the fair value based method, under which the fair value of the security is measured at the date of grant based on the Black-Scholes pricing model.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2003, there were no significant impairments of its long-lived assets.

REVENUE  RECOGNITION

Revenues from studio and equipment rentals are recognized ratably over the contract terms. Revenues from the production and licensing of television programming are recognized when the films or series are available for telecast and certain contractual terms of the related production and licensing agreements have been met. Advertising revenues are recognized in the period during which the advertising is published in the Company's magazine, Brentwood Magazine. In January 2003, the Company entered into a Memorandum of Understanding to cancel the Agreement and Plan of Reorganization dated August 2, 2002, pursuant to which the Company acquired PTL Productions (dba Brentwood Magazine) and sell PTL
Productions,  Inc.  (dba  Brentwood  Magazine)  back  to  the  seller.

EQUITY  INVESTMENT

The Company accounts for its investments in companies over which the Company has significant influence or ownership of more than 20% but less than or equal to 50% under the equity method. The Company's 45% investment in a recently acquired television station has been accounted for as an investment under the equity method (See Note 15)

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

TREASURY  STOCK

Treasury stock is accounted for by the cost method. Issuance of treasury shares is accounted for on a first-in, first-out basis. Differences between the cost of treasury shares and the re-issuance proceeds are charged to additional paid-in capital, if reissued. During July 2002, the Company purchased 35,000 shares of its common stock at a total cost of $23,522. No shares have been reissued as of September 30, 2003. In September 2003, the Company retired these shares back into the treasury.

LOSS  PER  COMMON  SHARE

Basic loss per common share is based on net loss divided by the weighted average number of common shares outstanding. Common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive.

RECLASSIFICATIONS

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

NEW  ACCOUNTING  PRONOUNCEMENTS

The  Financial  Accounting  Standards  Board  has  recently  issued  several new
Statements of Financial Accounting Standards ("SFAS"). Statement No. 141, "Business Combinations" supersedes Accounting Principles Board ("APB") Opinion No. 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001. Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned at the date of the business combination.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

The adoption of above pronouncements, did not materially impact the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the earnings or financial position of the Company.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 does not have a material effect on the earnings or financial position of the Company.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 did not have a material effect on the earnings or financial position of the Company. In
November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE  2  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following  at:


                                                 September  30,
                                                     2003
                                                 ------------

Land                                             $  7,392,292
Building                                            4,028,785
Building  Improvements                              1,154,406
Production  Equipment                                 512,648
Leasehold  Improvements                                62,677
Autos  and  Trucks                                     66,656
Office  Furniture  and  Equipment                      79,892
                                                 ------------
                                                   13,297,356
Less:  accumulated  depreciation                   (1,697,053)

Net  book  value                                  $11,600,303
                                                  ===========






NOTE  3  NOTE  RECEIVABLE

In September 2001, the Company sold production equipment to an unrelated third party under an asset purchase agreement for $350,000. Under the terms of the agreement, $150,000 was to be paid at signing and the remaining $200,000 was to be paid in 24 monthly installments of $8,333. The $150,000 was paid to the Company, however, none of the $8,333 monthly payments were made. In July 2002, the Company restructured the note to forgive $40,000 of the note and extend the maturity date one year, thereby reducing the monthly payments to $6,667. In connection with the sale, the Company recorded a loss of $25,312, which is included in general and administrative expenses for the fiscal year ended September 30, 2002. Additionally, the Company recorded a $40,000 loss on the restructuring of the note which is also included in general and administrative expenses. The note is non-interest bearing. The Company recorded a discount on the note amounting to $25,312 and the discount is accreted to interest income over the term of the note. In connection with the discount, the Company recorded interest income of $9,648 for the fiscal year ended September 30, 2003. As of September 30, 2003, the balance due on the note is $60,000. The third party is current with the $6,667 monthly payments on the note. The note is secured by the equipment sold. In January 2003, the Company received $40,000 of the equipment back from the seller.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE  4  NOTES  PAYABLE





                                                              September 30, 2003

                                                                    ------------

Promissory note payable to Finance Unlimited, formerly known as Hawthorne Savings (formerly known as First Fidelity), monthly installments of principal and interest of $54,648. Interest is variable based on a 6-month US T-Bill rate. The note is secured by a Deed of Trust on the Valencia Studio property and matures June 2004. According to the agreement, as a result of default in installment, the whole note becomes current. The company defaulted in payments of the note in 2002, as a result of which the note is classified as a current liability.


                                                                    $ 5,858,378

Convertible promissory note, net of discount of $25,764 at September 30, 2003. See Note 7 for further description.

                                                                      1,805,706

Promissory  note  payable  to  City  National Bank, interest at 11.25%, maturing
February  28,  2006.  The  note  is  collateralized  by  production  equipment.

                                                                        106,587

Other,  8.00%  -  11.00%  interest,  maturing  from  2003  to  2006

                                                                         82,757
                                                                     ----------
Total                                                                 7,853,428
Less  current  maturities                                            (7,801,551)
                                                                     ----------
Long-term  notes  payable                                           $    51,877
                                                                    ===========

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

Future  maturities  on  the  notes  are  as  follows:


Year  ending  September  30
             2004            $  7,801,551
             2005                  25,938
             2006                  25,939
                               ----------
                               $7,853,428
                               ==========




NOTE  5  CONVERTIBLE  NOTES  PAYABLE

On June 6, 2001 and September 7, 2001, the Company borrowed $750,000 and $250,000, respectively, from the Laurus Master Fund, Ltd. The borrowings were evidenced by convertible promissory notes due June 7, 2003 and September 7, 2003, respectively. Interest at 8% per annum was payable quarterly. Any or all principal or interest was convertible into common stock of the Company at 80% of the average of the lowest closing stock prices during the preceding 60 trading days. The convertible notes were also issued with detachable warrants to purchase up to 72,737 shares of common stock of the Company at the lesser of $.548 per share or 120% of the average three lowest closing stock prices during the immediately preceding 10 trading days prior to exercise of the warrants. A discount of $375,000 was recognized on the beneficial conversion features of this debt and the detachable warrants.

On May 24, 2002, the Company repaid the remaining $1,089,616 convertible note due to the Laurus Master Fund, Ltd. In connection with the payoff of the note, the Company expensed $109,000 in unamortized prepaid loan fees, $245,000 of unamortized discounts and $295,000 of interest expense.

In May and June 2002, the Company issued to the Laurus Master Fund, Ltd. 12 % convertible notes in the aggregate principal amount of $2,000,000. The notes mature on May 24, 2004, are convertible into the Company's common stock at a fixed conversion price of $.95 per share and are payable monthly over 22 months. The interest rate escalates to 13% for the months seventh to eighteen, after which it is 14% till maturity. In addition, in connection with the issuance of the convertible notes, the Company issued warrants to purchase 300,000 shares of common stock at an exercise price of $1.20 exercisable until May 24, 2007. The convertible notes are secured by a second mortgage on the Company's properties. The fair value assigned to the warrants amounted to $77,300 and was determined using the Black-Scholes pricing model. Such amount is included in additional paid-in-capital at September 30, 2002. The convertible note is presented in the accompanying consolidated balance sheet at September 30, 2003 net of a discount of $25,764.

During the year ended September 30, 2003, the Company issued 26,400 shares of common stock to the holders of its convertible notes payable for payment of principal and accrued interest. Principal and accrued interest converted during the year ended September 30, 2003 totaled $3,870, which was computed based upon terms stipulated in the applicable convertible notes.

During the year ended September 30, 2002, the Company issued 552,748 shares of common stock to the holders of its convertible notes payable for payment of principal and accrued interest. Principal and accrued interest converted during the year ended September 30, 2002 totaled approximately $145,512, which was computed based upon terms stipulated in the applicable convertible notes. In connection with the repayment of the June 6, 2001 and September 7, 2001 convertible notes and the issuance of the May and June 2002 convertible notes, the Company issued 350,000 restricted shares of its common stock to Laurus Master Fund, Ltd. for payment of late fees and penalties. The total amount of the late fees and penalties paid with common stock amounted to approximately $256,000, which was computed based upon the market prices of the common stock on the applicable conversion dates and is included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended September 30, 2002.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE  6  INCOME  TAXES

No provision for Federal and state income taxes has been recorded as the Company has incurred net operating losses through September 30, 2003. At September 30, 2003, the Company had approximately $10,201,055 of net operating loss carryforwards for Federal income tax reporting purposes available to offset future taxable income. Such carryforwards expire beginning in 2003. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses and capital losses carried forward may be impaired or limited in certain circumstances. Events, which may cause limitations in the amount of net operating losses that the Company may utilize in any one year, include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period.

Deferred tax assets at September 30, 2003 and 2002 consist primarily of the tax effect of net operating loss carryforwards, which amounted to approximately
$2,813,027 and $1,844,079, respectively. Other deferred tax assets and liabilities are not significant. The Company has provided a full valuation allowance on the deferred tax assets at September 30, 2003 and 2002 to reduce such deferred income tax assets to zero, as it is management's belief that realization of such amounts is not considered more likely than not.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of
Operations:


                                                       September  30,  2003
                                                       --------------------

Tax  expense  (credit)  at  statutory  rate-federal                    (34)%
State  tax  expense  net  of  federal  tax                              (6)
Changes  in  valuation  allowance                                       40
    Tax  expense  at  actual  rate                                       -




The  components  of  the  net  deferred  tax  asset  are  summarized  below:


                                                            September  30,  2003
                                                            --------------------
               Deferred  tax  asset
               Net  operating  losses                       $         2,813,027
               Less:  valuation  allowance                         (  2,813,027)
                                                            -------------------
                                                            $                 -
                                                            ===================






NOTE  7  RELATED  PARTY  TRANSACTIONS

At September 30, 2003, related party payables represent $39,220 due to the President and $120,000 due to a director and shareholder of the Company, resulting from a loan.

NOTE  8  COMMITMENTS

In May 2000, the Company leased additional facilities adjacent to its location in Valencia. The lease has a term of five years. Initial monthly base rent was $29,000 with annual increases until 2004 when base rent will be $34,585. Rent expense for the year ended September 30, 2003 and 2002 were $430,989 and $470,354, respectively.

Finance Unlimited the first mortgaged holder has a lien on Land, building and building improvements with a gross asset value $12,575,483 based on VEI executed Deed of Trust recorded on December 30, 1999.In addition VEI executed a separate Absolute assignment of Rents and Leases recorded on December 30,1999 to the first mortgaged holder. Laurus Master Fund Ltd under two securities agreements dated May 24,2002 have a second mortgage on the same properties as well as assignment of Leases and Rents.


With respect to studio nos: 7 and 8 we have Operating Lease having an initial or remaining lease terms in excess of one year as of September 30,2003 as follows:

One  year  from  Sep  30,2003     $403,100
One  year  from  Sep  30,2004     $276,680

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
Fix F-19
NOTE  9  SEGMENT  INFORMATION

The  Company  classifies  its  business  interests into three fundamental areas:
(1) Studio Rental, consisting principally of sound and production stage rentals to production companies;(2) Studio Equipment Rental, consisting principally of personnel, camera and other production equipment rentals to various production companies on a short-term or long-term basis, and (3)
(2) Film and TV Productions, consisting principally of television productions for the broadcast networks, cable networks or first-run television syndication.

                                         Studio Rental    Studio Equip Rental   Film & TV Production      Total
                                        ---------------  ---------------------  ---------------------   ------------
For the year ended September 30, 2003
-------------------------------------
Revenues                                  $1,902,621           $379,258                   $-            $2,281,879
Operating (Loss) Income                   (1,323,245)           (37,573)                   -            (1,360,818)
Total Assets                              13,105,387            191,969                    -            13,297,356
Depreciation and Amortization                298,896             49,391                    -               348,377


For the year ended September 30, 2002
-------------------------------------
Revenues                                  $3,426,405         $1,314,797           $7,470,127           $12,211,329
Operating Income (Loss)                   (3,511,871)           (54,776)             128,228            (3,438,419)
Total Assets                              13,197,107            212,918              129,292            13,539,317
Depreciation and Amortization                352,805             48,707                    -               401,512

The Studio Rental segment above includes the operating activities of the corporate division.

We had no revenues and expenses under Film & TV Production in the year ending Sep 30, 2003.


NOTE  10  LITIGATION

On April 7, 2003, the Company filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. The case is pending in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division, as Case No. SV 03-12998-GM. As of December 31, 2003, the company was in compliance of all its duties under the Bankruptcy Code and all applicable guidelines of the Office of the United States Trustee.

The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders" cash collateral through December 31, 2003.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grant Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

On June 26, 2003, the Company filed within its bankruptcy case an adversary complaint against six creditors for injunctive relief and to extend the protections of the automatic stay arising under section 362 of Bankruptcy Code. Through this action, the Company seeks to bar temporarily the defendant creditors from attempting to collect on their allowed claims from the Company's key personnel.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

 In September 2001, a complaint was filed in the Los Angeles County Superior Court, Russomano et al. v. VEI et al., BC 257989. The plaintiffs are Diane Russomano and Knowledge Booster, Inc. and the defendants include ValCom, Inc. and Valencia Entertainment International ("Valencia"), the Company's president and others. The complaint revolves around prior litigation in which the plaintiffs alleged, among other things, that the show "A.J.'s Time Travelers" violated plaintiffs' rights in a children's television show called "Rickey Rocket". That case went to trial, and plaintiffs obtained judgments against a number of defendants, including a judgment in the amount of $3 million against Rickey Rocket Enterprises ("RREI") and a judgment in the amount of $1.2 million against Time Travelers, Inc. ("TTI"). The complaint asserted two causes of action against the Company, Valencia and other defendants. The first cause of action alleges the Company was the "alter ego" of RREI and/or TTI and is therefore liable for the judgments against those entities. The second cause of action was for malicious prosecution and that cause has been dismissed with prejudice. Valencia became a distributor for A.J. Time Travelers, Inc. but not until four years after the alleged wrongdoing occurred.


Therefore management believes it should not be a party to this action. The complaint now seeks damages in the amount of $4.2 million, together with interest from the date of entry of prior judgement. The trial date is currently October 27, 2003. Discovery in the case is currently ongoing. The parties have exchanged documents and written responses to discovery. Plaintiffs have been diposed, but none of the defendants has yet been deposed. The Company filed a motion for summary judgement seeking dismissal of claims against it. There are no accruals in the accompanying consolidated financial statements for this matter. The Company believes the allegations are without merit and intends to vigorously defend it. In addition, a related party has agreed to indemnify the Company if the Company sustains any loss in this case. The parties executed a settlement agreement on August 6, 2003 resolving this dispute in full. The Plaintiffs have dismissed ValCom with prejudice and at no cost to the Company.

Further, Plaintiffs' second cause of action concerning malicious prosecution alleged alter-ego liability. Plaintiffs alleged that Ricky Rocket Enterprises, Inc. and AJ Time Travelers, Inc. filed a cross complaint in the underlying litigation without any probable cause and for an improper motive or purpose. Plaintiffs similarly alleged that the Company and other defendants are alter egos of that Ricky Rocket Enterprises, Inc. and AJ Time Travelers, Inc. and are, therefore, liable for such malicious prosecution. Plaintiffs sought unspecified compensatory and punitive damages under this cause of action. The parties have executed a settlement agreement resolving the second cause of action at no cost to the Company. The court has dismissed the second cause of action with prejudice.


Clay Harrison v. SBI Communications, Inc. and ValCom, Inc. (Los Angeles Superior Court Case No. BC 035014)

On December 9, 2002, a complaint was filed by Clay Harrison against the Company and SBI Communications, Inc. seeking damages for breach of his alleged employment contract. The dispute involves Mr. Harrison's termination as the President of Half Day Video, Inc., a wholly owned subsidiary of the Company. The Parties have entered mediation to resolve the dispute.

Euromerica  Capital  Group  v.  ValCom,  Inc.  and  Valencia  Entertainment
International.

Euromerica Capital Group filed a lawsuit against ValCom, Inc. and Valencia Entertainment International on August 26, 2002 based on alleged breach of contract. The Plaintiff is seeking monetary damages of $47,556. ValCom filed a cross-complaint for breach of contract, intentional misrepresentation and concealment. ValCom asked for monetary damages in the amount of $45,000 plus punitive damages. Valencia Entertainment subsequently filed bankruptcy under Chapter 11 and the automatic stay has prevented the case from moving forward. It is expected that the case will be settled upon completion of the bankruptcy proceeding.

The Company is involved from time to time in legal proceedings incident to the normal course of business. Management believes that the ultimate outcome, except the cases mentioned above, of any pending or threatened litigation would not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE  11  STOCKHOLDERS'  EQUITY

(A)  CONVERTIBLE  PREFERRED  STOCK

At  September  30,  2003,  the Company had three series of convertible Preferred
Stock: B, C and D. Series B Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 5 basis. In the event of any liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series C Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series D Preferred Stock has no voting rights, no dividends and can be converted at any time to common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

With respect to rights on liquidation, Series B, C and D Preferred Stock shall rank senior to the common stock but Series C Preferred Stock shall be senior to both Series B and D Preferred Stock while Series D Preferred Stock shall be junior to both Series B and C Preferred Stock. No dividends have been declared by the Board of Directors for any of the Series of convertible Preferred Stock for the fiscal year ended September 30, 2003.

On June 6, 2002, the Company received $930,000, net for the issuance of 1,250,000 shares of Series D Convertible Preferred Stock to an accredited investor. In connection with the transaction, the Company also issued warrants to the preferred stockholder to purchase an aggregate of 1,300,000 shares of the Company's common stock at an exercise price of $.80 per share, expiring on June 18, 2007. The Company allocated the net proceeds received from the sale of the preferred stock to the warrants using the Black-Scholes pricing model. The allocation of the net proceeds to the warrants amounted to $466,908 and is included in additional paid-in capital in the accompanying condensed consolidated balance sheet at September 30, 2002. Also in connection with the sale of the Series D Convertible Preferred Stock, the Company incurred a 7% placement agent fee and also issued the placement agents 125,000 "VACM Units", each unit comprised of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $.80 per share. The Company recorded the $70,000 placement agent fee as a reduction of the proceeds received, thereby reducing additional paid-in capital by $70,000 at September 30, 2002. Each VACM Unit is exercisable at $.80 per unit and the unit and the underlying warrant expire June 18, 2007. The Company valued the VACM Unit by apportioning value to the underlying warrant and common stock using the Black-Scholes pricing model, and by measuring the intrinsic value of the common stock. The value of the 125,000 VACM Units amounted to $60,745 and was recorded as an increase in additional paid-in capital at September 30, 2002.

In connection with the Series D Preferred Stock financing, the Company has also issued 2,800,000 shares of its common stock to be held in escrow based upon the terms of the financing agreement. The financing agreement requires the Company to hold in escrow 1,250,000 shares of common stock as a deposit in anticipation of the preferred stockholder's conversion of 1,250,000 shares of Series D Preferred Stock, an additional 1,300,000 shares of common stock as a deposit in anticipation of the preferred stockholder's exercise of warrants to purchase 1,300,000 shares of common stock, and an additional 250,000 shares of common stock as a deposit in anticipation of the placement agents' exercise of its VACM Units. As discussed above, the Series D Preferred Stock can be converted at any time to common stock on a 1 for 1 basis. At September 30, 2003, none of the 2,800,000 common shares have been released from escrow and are not considered outstanding for purposes of computing weighted average shares outstanding.

(B)  COMMON  STOCK

During the fiscal year ended September 30, 2003, the Company issued 1,572,500 shares of common stock in lieu of compensation for consulting and professional services performed. The value of the consulting and professional services performed totaled approximately $194,851, which was computed based upon the market prices of the common stock on the applicable payment dates.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

During the fiscal year ended September 30, 2002, the Company issued 440,284 shares of common stock in lieu of compensation for consulting and professional services performed. The value of the consulting and professional services performed totaled approximately $431,283, which was computed based upon the market prices of the common stock on the applicable payment dates.

See  Note  5  for  common  stock  issued  for  debt  repayment.

(C)  WARRANTS

During the fiscal year ended September 30, 2003, the Company issued warrants to purchase 2,083,334 shares of the Company's common stock to a director in connection with services provided and to be provided to the company. The weighted average exercise price for the warrants issued was $0.12, and all of the warrants begin to expire in September 2005. The director has exercised 350,000 warrants up to September 30, 2003.

The fair value of the warrants is calculated on the grant date using the Black Scholes Model .The following assumptions were made in estimating fair value.

Warrants  issued
2,083,334
Annual  rate  of  quarterly  dividends          0.00%
Discount  Rate-Bond  Equivalent  Yield          3.50%
Expected  Life                                  2.5  Years
Expected  volatility                            100%
Value                                          $68,789

It  is  shown  under  General  and  Administrative  Expenses.


During the fiscal year ended September 30, 2002, the Company issued warrants to purchase 2,075,000 shares of the Company's common stock to certain individuals and companies in connection with the issuance of Series D Preferred Stock (see
Note 13(A)) and consulting agreements. The weighted average exercise price for the warrants issued was $0.75, and all of the warrants begin to expire in fiscal year 2007. There were no warrants outstanding prior to fiscal year 2002. Additionally, the Company recorded consulting expense of $271,651 in connection with warrants issued to consultants. These warrants were valued using the Black Scholes pricing model. The Company also recorded $324,724 of deferred compensation in connection with the consulting agreements in the accompanying consolidated balance sheet at September 30, 2002.

NOTE  12  EMPLOYEESTOCK  COMPENSATION  PLAN  AND  NON-QUALIFIED  STOCK  OPTIONS

The Company has a 2001 Employee Stock Compensation Plan (the "ESCP") to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or Board of Directors may award registered shares of the Company's common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than the fair market value on the date of grant. During the fiscal year ended September 30, 2003, the Company issued an aggregate of 1,033,900 shares of registered common stock to employees, officers, directors and consultants pursuant to the ESCP. The expense recorded during fiscal year 2003 under the ESCP amounted to $151,722 and was based on the closing trading price of the Company's common stock on the date granted.

NOTE  13  JOINT  VENTURE

In May 2002, the Company entered into a joint venture agreement with New Global Communications, Inc. ("Global") whereby Global would contribute $500,000 to the joint venture in exchange for a 55% interest and the Company would contribute certain fixed assets and manage the operations of the joint venture for a 45% interest. The newly formed joint venture is ValCom Broadcasting, LLC. The net book value of the fixed assets contributed are insignificant and are maintained on the Company's premises. The joint venture operated a newly developed low power television broadcast station K08MX-LP in Indio-Palm Springs, California operating on Channel 8. The Company believes that the investment in the joint venture adds to the Company's infrastructure of becoming a full service television and motion picture company. The amount contributed to the joint venture by Global will be used to purchase the license for the television station from the licensee. The effectiveness of the joint venture agreement was dependent on the approval by the Federal Communications Commission ("FCC"). On September 20, 2002, the FCC approved the transaction. As of September 30, 2002, Global contributed $400,000 to the joint venture. As of September 30,2003 the balance to be paid by Global is $25,000

NOTE  14  SUBSEQUENT  EVENTS

Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.

As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

RELATED  PARTY  TRANSACTIONS


On February 16, 2004, the Company sold its 45% interest in ValCom Broadcasting, consisting of a joint venture agreement with New Global Communications, Inc. The joint venture operates a newly developed low power television broadcast station, K08MX-LP, in Palm Springs, California. The February 16, 2004 Asset Purchase Agreement with Eye Span Entertainment Network, Inc. also included the sale by the Company of 143 titles from the ValCom, Inc. film library, along with the copyrights, trademarks, equipment, legal options, supplies, spare parts, inventory, and all other tangible personal property related to bingo owned and used or useful in the operation of Latino Bingo, Satellite Bingo and all other related items. It also included the sale of 10% ownership interest in Las Vegas Studios located at 41 North Mojave Road, Las Vegas, Nevada 89101. The shareholders of interest of ValCom Inc. as of December 15, 2003 received 750,000 shares of common stock of Eye Span Entertainment Network, Inc, value at $14,519, for the sale of 45% interest in ValCom Broadcasting, LLC, 143 film and television titles, all of the rights, title and interest in Latino Bingo and Satellite Bingo, as well as the 10% interest in Las Vegas Studios The Company distributed shares of ES to its shareholders as dividend in their ratio of ownership as of December 15, 2003.

Subsequently this agreement has been terminated on September 15,2004 under clause 8.2 of the agreement between ValCom Inc and ESEN.


NOTE  15  GOING  CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss of $2,430,159 and a negative cash flow from operations of $300,582 for the year ended September 30, 2003, and a working capital deficiency of $8,962,906 and an accumulated deficit of $10,556,350 at September 30, 2003. The Company had a net loss of $4,827,818 and a negative cash flow from operations of 2,005,392 for the year ended September 30, 2002. Valencia Entertainment International, LLC, a California limited liability company and the Registrant's subsidiary filed on April 7, 2003, a voluntary petition in bankruptcy for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (note 8). The main income of the Registrant is from the operations of Valencia Entertainment International. These conditions raise doubt about the Company's ability to continue as a going concern.

                          VALCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
Jay J. Shapiro, CPA, P.C., the Company's former auditor, resigned effective April 23, 2002. Mr. Shapiro's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were his reports modified as to uncertainty, audit scope or accounting principles. The Company had no disagreements with Mr. Shapiro.

This Company previously disclosed this information in its Form 8-K filed with the Securities and Exchange Commission on April 24, 2002, its Amendment to Form 8-K filed on May 6, 2002 and its Amendment to Form 8-K filed on May 10, 2002.

Subsequently , the Board of Directors authorized the engagement of Kabani & Co, Inc. located at 8700 Warmer Ave/ #280 Fountain Valley, CA 92708, as the new principal auditors for the Company and all of its subsidiaries effective May 23, 2003

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ValCom, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ValCom, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Section 145 ("Indemnification of officers, directors, employees and agents; insurance") of the Delaware General Corporation Law provides in pertinent part as follows:

"(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present and former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith .

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person "

Article Nine of the registrant's Amended and Restated Certificate of Incorporation authorizes the registrant to indemnify any current or former director, officer, employee, or agent of the registrant against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Ninth further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article IX of the registrant's Bylaws provides that the registrant "shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Delaware law existing now or hereinafter enacted."

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25  OTHER  EXPENSES

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.



SEC  registration  fees  $500.00


Accounting  fees  and  expenses                  $   8,000.00


Legal  fees  and  expenses                       $  30,000.00


Miscellaneous                                    $   1,000.00


Total                                            $  39,000.00




(1)  We  have  estimated  these  amounts

ITEM  26  RECENT  SALES  OF  UNREGISTERED  SECURITIES


     All of the below-referenced offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Valcom or executive officers of Valcom, and transfer was restricted by Valcom in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

     On August 17, 2004, Valcom entered into a Securities Purchase Agreement with four accredited institutional investors for the issuance of an aggregate of
(i) $750,000 principal amount 8% Callable Secured Convertible Notes and (ii) warrants to purchase 750,000 shares of common stock. The 8% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $0.20 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the 8% Convertible Notes, the holders received warrants to purchase shares of our common stock. The warrants entitle the investors to purchase 750,000 shares of our common stock at an exercise price equal to $0.14 per share.

     In September 2004, Valcom, issued 125,000 shares of common stock to its legal counsel, Sichenzia Ross Friedman Ference LLP, in consideration of legal services.

     During the nine months ended June 30, 2004, the Company converted the Series D Preferred Stock to common stock by issuance of 2,800,000 shares of common stock.

     During the nine months ended June 30, 2004, the Company issued 208,333 shares of common stock in lieu of debt retirement. The value of the debt retired totaled approximately $25,000.

     During the nine months ended June 30, 2004, the Company issued 500,000 shares of common stock in lieu of prepaid development costs. The value of the development costs totaled approximately $215,000, which was computed based upon the market prices of the common stock on the applicable payment dates.

     During the nine months ended June, 2004, the Company issued 650,000 shares of common stock in lieu of prepaid acquisition and development costs of the Las Vegas Studios. The value of the development costs totaled approximately $266,500, which was computed based upon the market prices of the common stock on the applicable payment dates.

     During the nine months ended June 30, 2004, the Company issued 1,900,000 shares of common stock in lieu of compensation consultancy services performed and compensation. The value of the services performed totaled approximately $797,600, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June, 2004, the Company issued 30,000 shares of common stock to a director in lieu of an interest payment of $3,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June, 2004, the Company issued 500,000 shares of common stock to a director in lieu for compensation valued at $ 95,000 and principal loan repayment for $ 50,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June, 2004, the Company issued 250,000 shares of common stock to a director in lieu of services valued at $ 35,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June 30, 2004, the Company issued 300,000 shares of common stock to a director in lieu of retirement of a loan valued at $94,035 which was computed based upon the market prices of common stock on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued an aggregate of 315,750 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $121,458, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the nine months ended June 30, 2004, the Company issued 600,000 shares of common stock in exchange for 600,000 shares of series C preferred convertible on a one on one basis and retired 110,000 to treasury as part of settlement agreement.

During the nine months ended June 30, 2004, the Company issued 1,344,667 shares of common stock for options exercised amounting to $ 282,000.

During the nine months ended June 30, 2004, the Company issued 2,827,465 shares of common stock to individuals through a Private Placement Memorandum for $591,136.

During the nine months ended June 30, 2003, the Company issued 975,000 shares of common stock in lieu of compensation for legal and consulting services performed. The value of the legal and consulting services performed totaled approximately $140,376, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 597,500 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $54,475, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 26,400 shares of common stock in lieu of debt retirement. Total value of the debt retired was approximately $3,870, which was computed based upon the market prices of the common stock issued on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued 600,000 shares of common stock in exchange for 600,000 shares of series C preferred convertible on a one on one basis and retired 110,000 to treasury as part of settlement agreement with a former employee.

During the nine months ended June 30, 2004, the Company issued 4,454,999 shares of common stock to individuals through a Private Placement Memorandum for $1,015,000. This issuance of shares was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

During the six months ended March 31, 2004, the Company issued 583,333 shares of common stock in lieu of debt retirement of a loan. The value of the debt retired totalled approximately $57,959. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 1,150,000 shares of common stock to individuals through a Private Placement Memorandum for $0.25 per share or $ 288,000. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 500,000 shares of common stock in lieu of prepaid development costs. The value of the development costs totalled approximately $215,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 200,000 shares of common stock in lieu of compensation consultancy services performed. The value of the consultancy services performed totaled approximately $94,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

During the six months ended March 31, 2004, the Company issued 200,000 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $82,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

During the six months ended March 31, 2004, the Company issued 650,000 shares of common stock in lieu of prepaid acquisition and development costs of the Las Vegas Studios. The value of the development costs totaled approximately $266,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended January 12, 2004, the Company issued an aggregate of 115,750 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $46,300, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the fiscal year ended September 30, 2003, the Company issued warrants to purchase 2,083,334 shares of the Company's common stock to a director in connection with services provided and to be provided to the company. The weighted average exercise price for the warrants issued was $0.12, and all of the warrants begin to expire in September 2005. The director has exercised 791,666 warrants up to March 31, 2004. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On April 2, 2003, the Company issued 490,000 shares of its common stock to directors, consultants and employees at a price of $.05 per share for services rendered. These issuances of shares were exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

On December 2, 2002, the Company issued 75,000 shares of its common stock to its employees at a price of $.30 per share as a bonus for services rendered. These issuances of shares were exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933,  as  amended.

On August 6, 2002, the Company issued 350,000 shares of its common stock to a director of the Company for a purchase price of $42,000. This issuance of shares was exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended.

On July 1, 2002, we acquired all of the outstanding shares of Digital Cut Post, Inc. Digital Cut Post is a computer based non-linear, post-production editorial facility specializing in independent feature film and broadcast television. This acquisition provides for the sole shareholder of Digital Cut Post to receive $1,100,000 and 1,400,000 of series C preferred stock over a four
(4)  year  period.

In June 2002, we issued to High Capital Funding, LLC 1,250,000 shares of our series D convertible preferred stock and 1,300,000 warrants to purchase shares of our common stock at an exercise price of $.80. The series D preferred stock is convertible into our common stock at a ratio of one for one.

In May and June 2002, we issued to Laurus Master Fund, Ltd. 12 % convertible notes in the aggregate principal amount of $2,000,000. The notes are convertible into our common stock at a fixed conversion price of $.95 and is payable on a monthly basis over 22 months. In addition, we issued warrants to purchase
300,000 shares of our common stock at an exercise price of $1.20. The convertible notes are secured by a second mortgage on our properties.

Item 27  EXHIBITS

Number   Description
------   -----------------------------------------------------------------------

3.1      Certificate  of  Incorporation*

3.2      By-Laws*

4.1 Securities Purchase Agreement, dated August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

4.2 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated August 17, 2004.*

4.3 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated August 17, 2004.*

4.4 Callable Secured Convertible Note issued to AJW Partners, LLC, dated August 17, 2004.*

4.5 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated August 17, 2004.*

4.6      Stock Purchase  Warrant issued to  AJW Offshore,  Ltd.,  dated August
         17,  2004.*


4.7 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated August 17, 2004.*

4.8      Stock Purchase  Warrant  issued to AJW Partners,  LLC, dated August 17,
         2004.*

4.9 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated August 17, 2004.*

4.10 Registration Rights Agreement, dated as of August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium CapitalPartners II, LLC.*

4.11 Security Agreement, dated as of August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

4.12 Intellectual Property Security Agreement, dated August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

4.13 Guaranty and Pledge Agreement, dated August 17, 2004, by and among ValCom, Inc., Robert Petty, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

5.1      Opinion  of  Counsel

10.1     Eye  Span  Termination  Agreement  dated  September  15,  2004

10.2     Woody  Fraser  Facilities  Agreement*

10.3     Court  Order  Settlement

10.4     Employment  Agreement  -  Vince  Vellardita

10.5     Asset Purchase Agreement

21.1     List  of  Subsidiaries

23.1     Consent  of  Auditor

*  Previously filed.

(1)  Incorporated  by  reference  to  ValCom,  Inc.'s  Form  10-KSB



ITEM  28  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes  that  it  will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)  any  prospectus  required  by  Section  10(a)(3)  of  the  Securities  Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of ValCom pursuant to the foregoing provisions, or otherwise, ValCom has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by ValCom of expenses incurred or paid by a director, officer or controlling person of ValCom in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, ValCom will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Valencia State of California on November 22, 2004.

VALCOM,  INC.



/s/  Vince  Vellardita
-----------------------------------------------------------
By:  Vince  Vellardita,
     President,  Chief  Executive  Officer  and  Chairman


/s/  Tracey  Eland
------------------------------------------------------------
By:  Tracey  Eland,  Principal  Financial and Accounting  Officer and Secretary





                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Vince Vellardita as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                   SIGNATURES



/s/  Vince  Vellardita
-------------------------------------------------------
Vince  Vellardita,  President,  CEO,  Chairman  and  Director
November  22,  2004


/s/  Krishnaswamy  Alladi
------------------------------------------------------
Krishnaswamy  Alladi,  Director
November  22,  2004


/s/  Richard  Shintaku
------------------------------------------------------
Richard  Shintaku,  Director
November  22,  2004